Exhibit 10.2

PARAMOUNT GROUP, INC.
as Agent for

1325 AVENUE OF THE AMERICAS, L. P.

Landlord,

-and-

CROWN MEDIA UNITED STATES, LLC

Tenant.

LEASE

Dated: September 8th, 2008

i

ARTICLE 22	43
Adjacent Excavation—Shoring	43
ARTICLE 23	44
Article Headings	44
ARTICLE 25	49
Assignment, Mortgaging, Subletting, Etc.	49
ARTICLE 26	57
Escalations	57
ARTICLE 27	62
Subordination	62
ARTICLE 28	65
Miscellaneous	65
ARTICLE 29	71
Layout and Finish	71
ARTICLE 30	72
Insurance	72
ARTICLE 31	73
Security Deposit	73
ARTICLE 32	73
Guarantor	73
ARTICLE 33	74
Quiet Enjoyment	74
RULES AND REGULATIONS	RR-1
EXHIBIT A	A-1
RENTAL PLAN	A-1
EXHIBIT B	B-1
OPERATING EXPENSES	B-1
EXHIBIT C	C-1
HEATING, VENTILATING AND AIR-CONDITIONING SPECIFICATIONS	C-1
EXHIBIT D	D-1
CLEANING AND JANITORIAL SERVICES	D-1

ii

LEASE

LEASE, dated as of September 8th, 2008, between PARAMOUNT GROUP, INC., as Agent for 1325 AVENUE OF THE AMERICAS, L. P. (Landlord), having offices at 1633 Broadway, Suite 1801, New York, NY 10019 and CROWN MEDIA UNITED STATES, LLC (Tenant), a Delaware limited liability company with a Federal Tax Identification Number of 13-3840478, and having an office at 1325 Avenue of the Americas, New York, NY 10019 (Lease).

W I T N E S S E T H:

ARTICLE 1

Premises, Term, Purposes and Rent

Section 1.01                                Landlord does hereby lease to Tenant, and Tenant does hereby hire from Landlord, subject to any ground and/or underlying leases and/or mortgages as herein provided, and upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, for the term herein stated, a portion of the 22nd floor substantially as shown hatched on the rental plan annexed hereto as Exhibit A, in the building known as 1325 Avenue of the Americas and located at 1325 Avenue of the Americas, New York, New York (Building). Said leased premises, together with all Appurtenances, as herein defined, (except Tenant’s Property, herein defined) are herein called the “Premises”. The plot of land on which the Building is located is herein called the “Land”.

Section 1.02                                The term of this Lease shall commence May 1, 2009 (subject to Section 2.02 hereof) (Term Commencement Date) and shall end on April 30, 2016 (Expiration Date) or on such earlier date upon which said term may expire or be terminated as herein provided or pursuant to law. Notwithstanding the Term Commencement Date, this Lease shall be effective from and after the date hereof and all of the provisions of this Lease shall be effective as of the date hereof, except for those provisions which specifically commence from and after the Term Commencement Date.

Section 1.03                                The Premises shall be used for the following, but no other purpose, namely: executive and general offices of Tenant (and customary ancillary uses associated therewith provided the same do not otherwise violate the

Certificate of Occupancy for the Building or the remaining terms and conditions of this Lease).

Section 1.04                                The rent reserved under this Lease for the term hereof shall be and consist of the following fixed rent (Fixed Rent), namely:            per annum, commencing on the Term Commencement Date and continuing through June 15, 2014; and            per annum commencing on June 16, 2014, and continuing through the balance of the Lease term. The Fixed Rent shall be payable in equal monthly installments in advance on the first day of each and every calendar month during said term, plus such additional rent and other charges as shall become due and payable hereunder, which additional rent and other charges shall be payable as herein provided; all to be paid to Landlord at Post Office Box 1125A, New York, NY 10286-1125, or such other place as Landlord may designate, in lawful money of the United States of America.

Section 1.05                                Tenant does hereby covenant and agree promptly to pay the Fixed Rent, additional rent and other charges herein reserved as and when the same shall become due and payable, without demand therefor, and without any setoff or deduction whatsoever, and to keep, observe and perform, and permit no violation of, each of Tenant’s obligations hereunder. If the Fixed Rent shall commence on any date other than the first day of a calendar month, the Fixed Rent for such calendar month shall be prorated.

Section 1.06                                The parties hereby agree that for all purposes of this Lease the rentable area of the Premises is deemed to be 16,937 square feet. Neither party shall make any claim for either an increase or decrease in Fixed Rent or additional rent based on the rentable area of the Premises or any portion thereof being other than as set forth in the preceding sentence.

Section 1.07                                In the event that the Term Commencement Date or Expiration Date is not a date certain, then Tenant agrees to execute, within ten (10) days after Landlord makes a request therefor, an agreement setting forth such dates, provided, however, that Tenant’s failure to execute said agreement shall in no way affect such dates or the validity of this Lease.

Section 1.08                                If any of the Fixed Rent or additional rent payable under this Lease shall be or become uncollectible, reduced or required to be refunded because of any legal requirements, Tenant shall enter into such agreement(s) and take such other legally permissible steps as Landlord may request to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal requirements may be legally permissible and not in excess of the amounts reserved therefor under this Lease. Upon the termination of such legal requirements, (a) the rents hereunder shall be payable in the amounts reserved herein for the periods following such termination and (b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (i) the rents which would have been paid pursuant to this Lease but for such legal requirements less (ii) the rents paid by Tenant during the period such legal requirements were in effect.

Section 1.09                                In the event any of the conditions hereinafter set forth in Sections 12.01(a), 12.01(b) or 12.01(c) of this Lease occur at any time prior to the Term Commencement Date, then notwithstanding anything in this Lease or in any bankruptcy or insolvency law to the contrary, this Lease shall thereupon automatically become null and void ab initio.

Section 1.10                                Provided that Tenant is not in default of any of the terms, conditions, covenants or agreements of this Lease on its part to be performed, the Fixed Rent shall be abated through June 15, 2009. June 16, 2009 shall herein be called the “Rent Commencement Date.”

ARTICLE 2

Completion and Occupancy

Section 2.01                                Tenant acknowledges that it has inspected the Premises and agrees to accept possession of same in its “as-is” physical condition on the Term Commencement Date, it being understood and agreed that Landlord shall not be obligated to perform any alterations, improvements or repairs to the Premises or furnish to or remove from the Premises any alterations, improvements, fixtures, materials or any other property whatsoever. Tenant further acknowledges that it shall not be entitled to any free rent (except as provided in Section 1.10 above), concessions, credits or contributions of money from Landlord with respect to the Premises, except that: (i) if Tenant paints the Premises during the Lease term, Tenant shall receive a one time allowance of            from Landlord; and (ii) if Tenant replaces its supplemental/Liebert units during the Lease term, Tenant shall receive a one time allowance of            from Landlord. The foregoing allowances shall be payable within thirty (30) days after Landlord’s receipt of any documentation reasonably required by Landlord.

Section 2.02                                Tenant shall occupy the Premises as soon as the same are available for occupancy. Landlord and Tenant agree that any failure to have the Premises available to Tenant for its occupancy on a date certain shall in no way affect the validity of this Lease or the obligations of Tenant hereunder nor shall the same be construed in any wise to extend the term of this Lease or impose any liability on Landlord. The provisions of this Section 2.02 are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law and any other similar law hereafter in force. The Fixed Rent reserved and covenanted to be paid under this Lease shall commence on the Rent Commencement Date. Tenant, by entering into occupancy of any part of the Premises, shall be conclusively deemed to have agreed that Landlord, up to the time of such occupancy, had performed all of its obligations hereunder with respect to such part and that such part was in satisfactory condition as of the date of such occupancy unless within ten (10) days after such date Tenant shall give written notice to Landlord specifying the respects in which the same was not in such condition.

ARTICLE 3

Use of Premises

Section 3.01                                Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used in any manner which would violate the Certificate of Occupancy for the Building or, for any purpose other than the use hereinbefore specifically mentioned. Those portions, if any, of the Premises, identified as toilets and utility areas shall be used by Tenant only for the purposes for which they are designed.

Section 3.02                                Tenant shall not use or permit the use of the Premises or any part thereof in any way which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner and Tenant shall not suffer or permit the Premises or any part thereof to be used in any manner or anything to be done therein or anything to be brought into or kept therein which, in the judgment of Landlord, shall in any way impair or tend to impair the character, reputation or appearance of the Building as a high quality office building, impair or interfere with or tend to impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or Premises, or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building. No property other than such as might normally be brought upon or kept in the Premises as an incident to the reasonable use of the Premises for the purposes specified in this Lease shall be brought upon or kept in the Premises.

Section 3.03                                If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business or other activity carried on in the Premises, and if the failure to secure such license or permit might or would, in any way, affect Landlord, then Tenant, at Tenant’s expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant, at Tenant’s expense, shall at all times comply with the requirements of each such license or permit.

ARTICLE 4

Appurtenances, Etc., Not to be Removed

Section 4.01                                All alterations, additions, decorations, fixtures, equipment, improvements, installations and appurtenances attached to, or built into the Premises prior to, at the commencement of or during the term hereof (Appurtenances), whether or not furnished or installed at the expense of Tenant or by Tenant, including without limitation, Tenant’s Changes as defined in Section 5.01(e) hereof, shall be and remain part of the Premises and be deemed the property of Landlord and shall not be removed by Tenant, except as otherwise expressly provided in this Lease. Without limiting the generality of the immediately preceding sentence, all electric, plumbing, heating, sprinkler, dumbwaiter, elevator, pneumatic tube, telephone, telegraph, communication, radio and television systems, fixtures and outlets, venetian blinds, partitions, railings, gates, doors, stairs, paneling, cupboards (whether or not recessed in paneling), molding, shelving, radiator enclosures, cork, rubber, tile and composition floors, and ventilating, silencing, air conditioning and cooling equipment shall be deemed included in such Appurtenances, if attached to or built into the Premises. Appurtenances shall also include, without limitation, all wiring, cables, risers and similar installations appurtenant thereto installed by Tenant in the risers or other common areas of the Building. Notwithstanding anything contained in this Section 4.01 to the contrary, any Appurtenances furnished and installed in any part of the Premises at the sole expense of Tenant (and with respect to which no credit or allowance shall have been granted to Tenant by Landlord and which was not furnished and installed in replacement of an item which Tenant would not be entitled to remove in accordance with this Article 4) and all of Tenant’s personal property (such Appurtenances as referred to in this sentence and Tenant’s personal property collectively “Tenant’s Property”) may be removed from the Building by Tenant prior to the Expiration Date, provided however, if and to the extent requested by Landlord prior to the Expiration Date, all Appurtenances, Tenant’s Property and Tenant’s Changes so requested by Landlord shall be removed from the Building by Tenant prior to such Expiration Date. Tenant shall repair, restore, replace and/or rebuild (as the circumstances may require), in a good and workmanlike manner any damage to the Premises or the Building caused by such removal. At the time of installing any Appurtenance, Tenant’s Property or Tenant’s Changes, Tenant may request Landlord to waive Tenant’s obligation to remove in writing. Tenant shall not be obligated to remove any such Appurtenance, Tenant’s Property or Tenant’s Changes which are the subject of any such written waiver signed by Landlord but must provide a copy of such written waiver in the event that a dispute arises. Failure to provide a copy of any such waiver shall be presumptive evidence that a waiver was not granted. If any of the Appurtenances, Tenant’s Property or Tenant’s Changes which are required to be removed from the Building by Tenant are not so removed within the time above specified, then Landlord (in addition to all other rights and remedies to which Landlord may be entitled at any time) may at its election deem that the same has been abandoned by Tenant to Landlord, but no such election shall relieve Tenant of Tenant’s obligation to pay the expenses of removing the same from the Premises or the expense of repairing, restoring, replacing and/or rebuilding (as the circumstances may require) damage to the Premises or to the Building arising from such removal, which obligation shall survive the Expiration Date. Notwithstanding the foregoing, Tenant may, prior to the Expiration Date, remove the supplemental power and cooling and audio/visual equipment and related racks and wiring, including Tenant’s IT equipment, wiring and related racks.

Section 4.02                                All the perimeter walls and doors of the Premises, any balconies, terraces or roofs adjacent to the Premises, and any space in and/or adjacent to the Premises used for shafts, stairways, stacks, pipes, vertical conveyors, mail chutes, pneumatic tubes, conduits, ducts, electric or other utilities, rooms containing elevator or air conditioning machinery and equipment, sinks, or other similar or dissimilar Building facilities, and the use thereof, as well as access thereto (including the right to secure same) through the Premises for the purpose of such use and the operation, improvement, alteration, replacement, addition, repair, cleaning, maintenance, safety, security, and/or decoration thereof, are expressly reserved to Landlord.

ARTICLE 5

Various Covenants

Section 5.01                                Tenant covenants and agrees that Tenant will:

(a)                                  Take good care of and maintain in good order, condition and repair the Premises and Appurtenances, and, at Tenant’s sole cost and expense, make all non-structural repairs, restorations and/or replacements thereto as may be required to keep the Premises and Appurtenances in good order and condition. Tenant shall also be responsible for the cost of all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen or unforeseen, in and to the Building and the facilities and systems thereof, the need for which arises out of (i) the performance or existence of Tenant’s Changes (herein defined), (ii) the installation, use or operation of Tenant’s Property, (iii) the moving of Tenant’s Property into or out of the Premises or the Building, (iv) Tenant’s compliance or non-compliance with any legal and/or insurance requirements or (v) the act, omission, misuse or neglect of Tenant or any of its subtenants or its or their agents, licensees or invitees. Any repairs in or to the Building and/or the facilities and systems thereof for which Tenant is so responsible shall be performed by Landlord at Tenant’s expense and Tenant shall pay Landlord’s charge therefor as additional rent hereunder within ten (10) days after Landlord gives Tenant an invoice therefor. All repairs and replacements made by or on behalf of Tenant or any person claiming through or under Tenant shall be made in conformity with the provisions of this Lease and shall be at least equal in quality and class to the original work or installation or the then standards for the Building established by Landlord.

(b)                                 Faithfully observe and comply (and cause its agents, employees, invitees and licensees to observe and comply) with the rules and regulations annexed hereto and such additional reasonable rules and regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, provided, however, that in the case of any conflict between the provisions of this Lease and such rule or regulation, the provisions of this Lease shall control; and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or the terms, covenants or conditions in any other lease as against any other tenant and; provided further that Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors, invitees, subtenants or licensees. In enforcing the rules and regulations, Landlord agrees to treat similarly situated tenants in a similar fashion.

(c)                                  Permit Landlord and any mortgagee of the Building and/or the Land or of the interest of Landlord therein and any lessor under any ground or underlying lease, and their representatives, to enter the Premises at all reasonable hours upon reasonable prior oral notice (except in the case of an emergency when no notice will be required) for the purposes of inspection, or of making repairs, replacements or improvements in or to the Premises or the Building or equipment, or of complying with all laws, orders and requirements of governmental or other authority or of fulfilling any obligation or exercising any right reserved to Landlord by this Lease (including the right during the progress of such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements, to keep and store within the Premises all necessary materials, tools and equipment), subject to Section 5.02(a) hereof.

(d)                                 Make no claim against Landlord, or any lessor under any ground or underlying lease, or any mortgagee under any mortgage or trust indenture (collectively herein the “Indemnitees”) for any damage to property entrusted to employees of Landlord or for any loss of or damage to any property by theft (including damage resulting from theft or attempted theft) or any injury or damage to Tenant or other persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness, or caused by other tenants or persons in the Building, or by any other cause of whatsoever nature (including, without limitation, damage or injury caused by any hazardous or dangerous condition, waste, material and/or substance (as the same may be defined in any local, state or federal rule, regulation or statute)), unless caused by or due to the sole negligence of Landlord, its agents, servants or employees.

(e)                                  (i)    Make no alterations, decorations, installations, repairs, additions, improvements or replacements including Tenant’s initial work in the Premises necessary for Tenant’s occupancy thereof (herein collectively called “Tenant’s Changes”) in, to or about the Premises without Landlord’s prior written consent; provided, however, Landlord agrees (1) that

Tenant shall not be required to obtain Landlord’s prior written consent to Tenant’s Changes which (a) are non-structural and decorative in nature and/or do not involve the perforation of any floor slab, (b) do not connect to or adversely affect any of the Building’s systems, (c) are not visible from outside the Premises, (d) do not cost in excess of $25,000 in the aggregate (excluding paint or carpeting) in any twelve (12) month period, (e) do not affect, nor are visible from, the exterior of the Building, and (f) do not affect the common corridor of any floor on which the Premises are located (if any) or any other common areas of the Building, provided that Tenant gives Landlord (x) no less than ten (10) business days’ prior written notice of its intention to so perform such Tenant’s Changes along with copies of the plans and specifications related thereto (or a detailed sketch for those Tenant’s Changes for which plans and specifications are not customarily prepared) and (y) such other information which Landlord reasonably requests with respect thereto within ten (10) business days’ after the same is requested, and (2) to be reasonable in granting or withholding its consent to Tenant’s Changes which meet the criteria set forth in (a), (b), (c), (e), and (f) but cost in excess of $25,000 (excluding paint or carpeting) in the aggregate in any twelve (12) month period. Tenant’s Changes shall only be performed by contractors, subcontractors or mechanics approved by Landlord. Tenant’s Changes shall be done at Tenant’s sole expense and at such times and in such manner as Landlord may from time to time designate.

(ii)    Prior to the commencement of any Tenant’s Changes (except those which do not require Landlord’s consent hereunder), Tenant shall submit to Landlord, (1) for Landlord’s written approval, three (3) complete sets of the plans and specifications (to be prepared by and at the expense of Tenant) of such proposed Tenant’s Changes in detail satisfactory to Landlord, and (2) upon Landlord’s request, at Tenant’s sole cost and expense, either (i) a completion bond, issued by a surety company acceptable to Landlord in an amount at least equal to the estimated cost of such Tenant’s Changes or (ii) at Tenant’s option, an irrevocable letter of credit, drawn on a bank which is a member of The New York Clearing House Association and otherwise satisfactory to Landlord, in an amount equal to one hundred twenty-five percent (125%) of Landlord’s estimate of the cost of performing such Tenant’s Changes, in each case guaranteeing to Landlord the completion of such Tenant’s Changes within a reasonable time, as follows: (A) free and clear of all liens, conditional bills of sale, security agreements and other claims, charges and encumbrances (other than security agreements or other encumbrances in favor of any mortgagee of Landlord) and (B) in accordance with the requirements of this Lease. Landlord shall respond to Tenant’s request for approval of Tenant’s plans within fifteen (15) business days after Landlord’s receipt of such plans. In no event shall any material or equipment be incorporated in or to the Premises in connection with any such Tenant’s Changes which is subject to any lien, security agreement, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any conditional sale or other similar or dissimilar title retention agreement. Any mechanic’s lien filed against the Premises or the Building for work done for, or claimed to have been done for, or materials furnished to, or claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) days thereafter, at Tenant’s expense, by filing the bond required by law or otherwise.

(iii)    All Tenant’s Changes shall at all times comply with (x) all applicable laws, rules, orders and regulations of governmental authorities having jurisdiction thereover and all applicable insurance requirements, (y) the rules and regulations of Landlord for tenant alterations, and (z) the plans and specifications submitted to and approved by Landlord and Tenant’s construction contract incorporating such plans and specifications. In connection with any Tenant’s Changes which require Landlord’s consent hereunder, Tenant shall pay to Landlord, as additional rent, within ten (10) days after demand: (1) a fee equal to the actual out-of-pocket costs incurred by Landlord in connection with, or relating to, any such Tenant’s Changes and (2) an additional fee equal to ten percent (10%) of the total cost of such Tenant’s Changes (including painting) as and for any review, supervision, inspection or coordination work by Landlord in connection with such Tenant’s Changes. No Tenant’s Changes which require Lender’s consent hereunder shall be undertaken, started or begun by Tenant or by its agents, employees, contractors or anyone else acting for or on behalf of Tenant until Landlord has approved such plans and specifications, and no amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord. Unless all of the conditions contained in this Section 5.01(e) are fully satisfied, Landlord shall have the right, in Landlord’s sole and absolute discretion, to withhold its consent to any Tenant’s Changes. Landlord’s consent to such plans and specifications shall create no responsibility or liability on the part of Landlord with respect to their completeness, design sufficiency or compliance with all applicable laws and/or insurance requirements; nor shall Landlord’s execution of any documents required to be filed with any governmental authority in connection with Tenant’s installations or changes create any responsibility or liability on the part of Landlord to take remedial measures to bring any Tenant’s installations or changes into compliance with applicable legal and/or insurance requirements (such responsibility or liability being allocated hereunder to Tenant). If any Tenant’s Changes are made or installed in violation of this Section 5.01(e), Landlord may, at Tenant’s sole cost and expense, without incurring any liability to Tenant whatsoever, enter upon the Premises and remove such illegitimate Tenant’s Changes and repair any damage caused by the installation and/or removal of the same.

(iv)    In connection with the completion of Tenant’s Changes or in the performance of any other activities within the Building by or on behalf of Tenant: (a) neither Tenant nor its agents, contractors or subcontractors shall interfere with the operations of the Building or any work being done by Landlord or its agents, contractors or subcontractors in the Building; (b) Tenant shall comply with any reasonable work schedule, rules and regulations proposed by Landlord or its agents; (c) Tenant shall conform to all of Landlord’s labor regulations and shall not do or permit anything to be done that might create any work stoppage, picketing or other labor disruption or dispute; and (d) the labor employed or contracted for by Tenant shall be harmonious and compatible with the labor employed or contracted for by Landlord in the Building, it being agreed that, if in Landlord’s judgment Tenant’s labor is incompatible, Tenant shall forthwith upon Landlord’s demand withdraw Tenant’s labor from the Premises. If Tenant fails to take any such actions regarding labor matters, Landlord shall have the right, in addition to any other rights and remedies available to it under this Lease or pursuant to law or equity, to seek immediate injunctive relief. Tenant further agrees that it will, prior to the commencement of any work in the Premises, deliver to Landlord original certificates of insurance evidencing worker’s compensation, public liability, property damage and such other insurance coverages in such amounts as are acceptable to Landlord in connection with Tenant’s Changes. Tenant shall keep records of Tenant’s Changes costing in excess of $25,000, and of the cost thereof for a period of four (4) years. Tenant shall, within forty-five (45) days after demand by Landlord, furnish to Landlord copies of such records. Upon completion of any Tenant Changes, Tenant shall deliver to Landlord dimensioned reproducible mylars and CADD disk of “as-built” plans for such Tenant Changes.

(f)    Not do or permit to be done any act or thing in the Premises which will invalidate or be in conflict with fire insurance policies issued for office buildings in the Borough of Manhattan, City of New York, and not do anything or permit anything to be done, or keep anything or permit anything to be kept, in the Premises which would increase the fire or other casualty insurance rate on the Building or the property therein, or which would result in insurance companies of good standing refusing to insure the Building or any such property in amounts and against risks as reasonably determined by Landlord, or otherwise result in non-compliance with the requirements and recommendations of the National Board of Fire Underwriters or similar organizations promulgating requirements and recommendations with respect to the Premises. If by reason of failure of Tenant to comply with the provisions of this paragraph including, but not limited to, the mere use to which Tenant puts the Premises, the fire insurance rate payable by Landlord shall at the beginning of this Lease or at any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that part of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure or use by Tenant, and shall make such reimbursement upon the first day of the month following such outlay by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “make up” rate for the Building or Premises issued by the New York Fire Insurance Rating Organization, or other body making fire insurance rates for the Premises, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to the Premises. That the Premises are being used for the purpose set forth in Article 3 hereof, shall not relieve Tenant from the foregoing duties, obligations and expenses (except that if premiums are being raised generally for office buildings then such increase shall be reflected as part of Operating Expenses, as herein defined).

(g)    Permit Landlord, at reasonable times upon reasonable prior oral notice, to show the Premises to any lessor under any ground or underlying lease, or any lessee or mortgagee, or any prospective purchaser, lessee, mortgagee, or assignee of any mortgage of the Building and/or the Land or of Landlord’s interest therein, and their representatives, and during the period of twelve (12) months immediately preceding the Expiration Date with respect to any part of the Premises similarly show any part of the Premises to any person contemplating the leasing of all or a portion of the same.

(h)    At the end of the term, quit and surrender to Landlord the Premises “broom clean” and in good order and condition, reasonable wear and tear and damage by casualty excepted, and Tenant shall remove Tenant’s Changes and/or Tenant’s Property as Landlord elects to have Tenant remove. Tenant shall give Landlord sixty (60) days’ prior written notice of the day it intends to vacate the Premises. Upon receipt of said notice Landlord and Tenant shall agree on a mutually convenient time, but in no event later than thirty (30) days prior to the expiration date, in order to perform a joint inspection of the Premises. If the last day of the term of this Lease falls on Sunday or a legal holiday, this Lease shall expire on the business day immediately preceding. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and any similar successor law of the same import then in force, in connection with any holdover proceedings which Landlord may institute to enforce the provisions of this paragraph (h). If the Premises shall not be surrendered on the Expiration Date, Tenant hereby indemnifies Landlord against liability resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant or prospective tenant founded upon such delay, as well as for any and all loss, liability, damages, costs and expenses (including reasonable counsel fees and disbursements) incurred in connection therewith. If Tenant shall remain in possession of the Premises after the Expiration Date without the execution of a new lease (whether or not with the consent or acquiescence of Landlord), Tenant’s occupancy shall be deemed to be that of a tenancy-at-will, and in no event from month-to-month or from year-to-year, and it shall be subject to all of the other terms of this Lease applicable thereto, including those set forth in this paragraph (h). In the event that Tenant defaults or remains in possession of the Premises or any part thereof after the expiration of the tenancy-at-will created hereby then Tenant’s occupancy shall be deemed a tenancy-at sufferance and not a tenancy-at-will. Nothing contained herein shall be construed to constitute Landlord’s consent to Tenant holding over after the Expiration Date or to give Tenant the right to hold over after the Expiration Date. During the period in which Tenant holds over, Tenant shall pay rent to Landlord at a monthly rental equal to the greater of (i) two (2) times the monthly Fixed Rent, plus all additional rent and other charges last payable by Tenant hereunder, or (ii) Landlord’s then asking price, on a monthly basis, for comparable space in the Building (or, if Landlord shall have no quoted price, the monthly rental equal to the prevailing rate for comparable space in comparable buildings in the vicinity of the Building). Tenant’s obligations under this paragraph (h) shall survive the expiration of this Lease.

(i)    At any time and from time to time upon not less than ten (10) business days’ prior notice by Landlord to Tenant, execute, acknowledge and deliver to Landlord, or to anyone else Landlord shall designate, a statement of Tenant (or if Tenant is a corporation, an appropriate officer of Tenant) in writing certifying to Landlord or to anyone else Landlord shall designate that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), specifying the dates to which the Fixed Rent, additional rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any provision of this Lease and, if so, specifying each such default of which the signer may have knowledge, and further stating such other items or information as Landlord or Landlord’s designee may request, including without limitation, Tenant’s undertaking not to pay any rent or other charges for more than a specified period in advance of the due dates therefor set forth herein; it being intended that any such statement so delivered may be relied upon by the person to whom the statement is given. If Tenant fails to execute and deliver the statement as and when required by this Section 5.01(i), then notwithstanding any other provision of this Lease, such failure shall constitute a default under this Lease beyond any applicable cure period entitling Landlord to the same rights and remedies as if such default was with respect to nonpayment of Fixed Rent.

(j)    Not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior written consent not to be unreasonably withheld or delayed. If such safe, machinery, equipment, freight, bulky matter or fixtures require special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with the Administrative Code of the City of New York. Notwithstanding said consent of Landlord, Tenant shall defend and indemnify Landlord for, and hold Landlord harmless and free from, all loss, costs, liabilities and damages sustained by person or property, as well as for all expenses and reasonable attorneys’ fees incurred in connection therewith, and all costs incurred in repairing any damage to the Building or Appurtenances (including, without limitation, Landlord’s charge for any repairs performed by Landlord’s employees).

(k)    To the extent not prohibited by applicable law, indemnify, defend and save harmless, the Indemnitees, and their respective officers, directors, contractors, agents and employees, from and against any and all liability (statutory or otherwise), claims, actions, suits, demands, damages, judgments, costs, interest and expenses of any kind or nature of anyone whomsoever (including, but not limited to, counsel fees and disbursements incurred in the defense of any action or proceeding), to which they may be subject or which they may suffer by reason of any claim for, any injury to, or death of, any person or persons, theft or damage to property (including any loss of use thereof) or damage to the Building or Appurtenances or otherwise arising from or in connection with the use of or from any work, installation or thing whatsoever done (other than by Landlord or its agents or employees) in or about the Premises and/or the Building prior to, during or subsequent to, the term of this Lease, or arising from any condition of the Premises and/or the Building due to or resulting from any default by Tenant in the performance of Tenant’s obligations under this Lease or from any act, omission or negligence of Tenant or any of Tenant’s officers, directors, agents, contractors, employees, subtenants, licensees or invitees. Where not prohibited by applicable law, no workers’ compensation claim by any of Tenant’s employees will be subrogated against Landlord. Tenant’s obligations under this paragraph shall survive the Expiration Date.

(l)    Not do or permit to be done any act or thing which would cause any hazardous or dangerous condition, waste, material and/or substance (as the same may be defined in any local, state or federal rule, regulation or statute) to be used, stored, transported, released, handled, produced, created, disposed of, or installed in, on, from, or at the Premises and/or the Building, except for small amounts of standard office and cleaning supplies; provided that all such materials and/or substances (i) shall at all times be used, stored, transported, released, handled, produced, created, disposed of, and/or installed in compliance with all applicable legal and/or insurance requirements, (ii) shall not create any additional burden on Landlord to notify other tenants, the public or any governmental authority of the existence of such materials and/or substances and (iii) shall not cause any increase in Landlord’s insurance rates. Landlord shall not be deemed responsible for and Tenant agrees to indemnify and defend Landlord for, and hold Landlord harmless and free from, any and all loss, liability, damages, costs and expenses sustained by person or property and any and all loss, liability, damages, costs and expenses incurred by Landlord with respect to or in settlement of any claims or judgments brought in connection with any environmental condition in the Premises or the Building created or caused by Tenant or its agents, including reasonable counsel fees and disbursements incurred in connection therewith. Tenant shall be responsible for all adverse affects of backflow, backfeed, harmonics and other like-type conditions, whether to, in, at, or outside the Building, which emanate from, are caused by, or relate to the Premises and/or the systems serving the Premises and/or the equipment, machinery, fixtures, furnishings, products and lighting located in the Premises.

Section 5.02                                Landlord covenants and agrees that Landlord will:

(a)                             use reasonable efforts not to interfere with Tenant’s business including making excessive noise during such times as Landlord exercises its rights under the various provisions of this Lease which permit Landlord to perform work, repairs, improvements, maintenance and/or alterations to the Building (including the Premises) but Landlord shall not be required to perform the same on an overtime or premium pay basis; and

(b)                            give Tenant reasonable prior oral notice of all entry into the Premises (except in the case of an emergency when no such notice shall be required).

ARTICLE 6

Changes or Alterations by Landlord

Section 6.01                                Landlord reserves the right to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, stairways and other parts thereof, and to erect, maintain and use pipes, ducts and conduits in and through the Premises, all as Landlord may deem necessary or desirable; provided, however, Landlord agrees (subject to Section 5.02(a) hereof) that the end result of any of the foregoing shall not materially interfere with Tenant’s use of the Premises or access thereto. Nothing contained in this Article 6 shall relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority.

Section 6.02                                Landlord reserves the right to name the Building and to change the name or address of the Building at any time and from time to time. Neither this Lease nor any use by Tenant shall give Tenant any easement or other right in or to the use of any door or any passage or any concourse or any plaza connecting the Building with any subway or any other building or to any public conveniences, and the use of such doors, passages, concourses, plazas and conveniences may, without notice to Tenant be regulated or discontinued at any time by Landlord. If at any time any windows of the Premises are (i) broken, temporarily darkened (which shall not be construed as encompassing any solar-tinting and/or blinds that Landlord may require) or obstructed incident to or by reason of repairs, replacements, maintenance and/or cleaning in, on, to or about the Building or any part or parts thereof or (ii) permanently darkened (which shall not be construed as encompassing any solar-tinting and/or blinds that Landlord may require) for any reason whatsoever beyond Landlord’s control or (iii) temporarily or permanently closed or rendered inoperable for any reason whatsoever including, but not limited to, Landlord’s own acts, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor or abatement of rent nor shall the same release Tenant from its obligations hereunder or constitute an eviction, provided Landlord shall promptly repair any damage to the exterior windows of the Premises caused by Landlord, its agents or contractors.

Section 6.03                                Except as provided in Article 7 and Section 17.05 of this Lease, there shall be no allowance to Tenant for a diminution of rental value, the same shall not constitute an eviction of Tenant in whole or in part and Landlord shall incur no liability whatsoever by reason of inconvenience, annoyance, or injury to business arising from Landlord, Tenant or others making any changes, alterations, additions, improvements, repairs or replacements in or to any portion of the Building or the Premises or in the Appurtenances thereof or in the taking or storing of material in the Premises in connection therewith and no liability shall be incurred by Landlord for failure of Landlord or others to make any changes, alterations, additions, improvements, repairs or replacements in or to any portion of the Building or the Premises, or in the Appurtenances.

ARTICLE 7

Damage by Fire, Etc.

Section 7.01                                Subject to Section 7.02, if any part of the Premises shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord and Landlord shall proceed with reasonable diligence, and in a manner consistent with the provisions of any ground or underlying lease and any mortgage affecting the same or the Land and/or the Building or Landlord’s interest therein, to repair such damage, and if any part of the Premises shall be rendered untenantable by reason of such damage, the annual Fixed Rent payable hereunder shall be abated (not to exceed the amount Landlord is reimbursed by net insurance proceeds) to the extent that such Fixed Rent relates to such part of the Premises for the period from the date of such damage to the date when such part of the Premises shall have been made tenantable or to such earlier date upon which the full term of this Lease with respect to such part of the Premises shall expire or terminate. If Landlord or any holder of any superior mortgage (as herein defined) or any lessor under any superior lease (as herein defined) shall be unable to collect the insurance proceeds (including rent insurance) applicable to such damage because of some action or inaction on the part of Tenant or Tenant’s agents, contractors, employees, guests, invitees or licensees, then Landlord’s charge for repairing such damage shall be paid by Tenant and there shall be no abatement of rent. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof. Tenant acknowledges and agrees that Landlord shall not: (i) carry insurance of any kind on any Appurtenances, Tenant’s Property, or Tenant’s Changes or (ii) be obligated to repair any damage thereto or replace any of same, which obligation shall be the sole responsibility of Tenant.

Section 7.02                                If substantial alteration or reconstruction of the Building shall, in the sole opinion of Landlord, be required as a result of damage by fire or other casualty (whether or not the Premises shall have been damaged by such fire or other casualty) or if all or any portion of the Premises shall be damaged by fire or other casualty during the last two (2) years of the term of this Lease, then this Lease and the term and estate hereby granted may be terminated by Landlord by its giving to Tenant within one hundred twenty (120) days after the date of such damage written notice specifying a date, not less than thirty (30) days after the giving of such notice, for such termination.

Section 7.03                                Landlord and Tenant shall each secure an appropriate clause in, or an endorsement upon, each all risk property damage policy obtained by it and covering the Building, the Premises or Tenant’s Property pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to waive any claim it might have against the other. Provided the terms of the applicable insurance policy will not be violated or rendered unenforceable, the waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party.

Section 7.04                                Notwithstanding any other provision of this Lease to the contrary (other than the second sentence of Section 7.01) with respect to any property whether insured or not, each party hereby releases the other and its partners, agents and employees with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the term of this Lease. Nothing in this Section 7.04 shall relieve Tenant or Landlord of its obligations to make repairs to the Premises in accordance with the terms of this Lease.

Section 7.05                                This Lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York providing for such a contingency in the absence of express agreement, and any other law of like import now or hereafter in force, shall have no application in such case.

Section 7.06                                Notwithstanding the above to the contrary, in the event that more than fifty percent (50%) of the Premises shall be damaged by fire or other casualty and restoration is not substantially completed by Landlord within one (1) year after the occurrence of said casualty, subject to extension for circumstances beyond Landlord’s reasonable control (the “Restoration Period”), then Tenant shall be entitled to terminate this Lease provided Landlord receives a written termination notice (which shall be deemed irrevocable) from Tenant within twenty (20) business days after the expiration of the Restoration Period, time being of the essence. In the event that Landlord does not receive said notice within said twenty (20) business day period, then Tenant’s right to terminate pursuant to this Section 7.06 shall be void and of no further force or effect.

ARTICLE 8

Condemnation

Section 8.01                                In the event that the whole of the Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the Premises shall be so condemned or taken, then, effective as of the date of vesting of title, the Fixed Rent hereunder shall be abated in an amount thereof apportioned according to the area of the Premises so condemned or taken. In the event that only a part of the Building shall be so condemned or taken, then Landlord (whether or not the Premises be affected) may, at Landlord’s option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within one hundred twenty (120) days following the date on which Landlord shall have received notice of vesting of title. If Landlord does not elect to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the Fixed Rent payable hereunder shall be abated to the extent, if any, hereinbefore provided in this Article 8. In the event that only a part of the Premises shall be so condemned or taken and this Lease and the term and estate hereby granted with respect to the remaining portion of the Premises are not terminated as hereinbefore provided, Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking. However, Landlord shall not be obligated to repair any damage to Tenant’s Property or replace the same.

Section 8.02                                In the event of a termination of this Lease pursuant to Section 8.01 of this Article 8, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the full term of this Lease, and the Fixed Rent payable hereunder shall be apportioned as of such date.

Section 8.03                                In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. The foregoing shall not prohibit Tenant’s independent claim for the value of Tenant’s trade fixtures and moving expenses and any other claim permitted under law so long as any award made to Tenant based upon such claim does not reduce the award otherwise payable to Landlord.

Section 8.04                                Notwithstanding anything hereinabove contained in this Article, if all or any portion of the Premises shall be lawfully condemned or taken for any temporary public or quasi-public use, this Lease shall not terminate and Tenant shall continue to perform or observe all of Tenant’s obligations hereunder as though such condemnation or taking had not occurred, except only as Tenant may be prevented from so doing by reason of the lawful use and occupancy of the Premises or portion thereof affected by such condemnation or taking during such temporary period. In the event of any such condemnation or taking, Tenant shall be entitled to receive the award with respect to the Premises or portion thereof covered by such condemnation or taking (whether paid as damages, rent or otherwise), unless the period of occupancy extends beyond the termination of this Lease, in which case Landlord shall be entitled to such part of such award as shall be properly allocable to the cost of restoration of the Premises and the balance of said award shall be apportioned between Landlord and Tenant as of the scheduled Expiration Date.

ARTICLE 9

Compliance with Laws

Section 9.01                                Tenant, at Tenant’s expense, shall comply with all laws and ordinances, and all rules, orders and regulations of all governmental authorities and of all insurance bodies, at any time duly issued or in force, applicable to the Premises or any part thereof or to Tenant’s use or alteration thereof, except that Tenant shall not hereby be under any obligation to comply with any law, ordinance, rule, order or regulation requiring any structural alteration of or in connection with the Premises, unless such alteration is required by reason of a condition which has been created by, or at the instance of Tenant, or is attributable to the specific manner of use (as opposed to mere office use) to which Tenant puts the Premises, or Tenant’s alteration thereof, or is required by reason of a breach of any of Tenant’s covenants and agreements hereunder. Where any structural alteration of or in connection with the Premises is required by any such law, ordinance, rule, order or regulation, and, by reason of the express exception hereinabove contained, Tenant is not under any obligation to make such alteration, then Landlord shall make such alteration and, subject to Section 26.04, pay the cost thereof.

ARTICLE 10

Accidents to Plumbing and Other Systems

Section 10.01                          Tenant shall give to Landlord prompt written notice of any damage to, or defective condition in, any part or appurtenance of the Building’s plumbing, electrical, heating, air conditioning (excluding any supplemental air conditioning units and equipment servicing the Premises which shall be Tenant’s responsibility to repair, maintain and replace) or other systems serving, located in, or passing through the Premises (collectively, the “Systems”). Following such notice, any such damage to or defective condition of the Systems shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused by, or resulted from the use by, Tenant or by the employees, agents, licensees or invitees of Tenant, Landlord’s charge for the remedy thereof shall be paid by Tenant. Tenant shall not be entitled to claim any damages arising from any such damage or defective condition unless the same shall have been caused by the sole negligence of Landlord in the operation or maintenance of the Premises or Building and the same shall not have been remedied by Landlord with reasonable diligence after written notice thereof from Tenant to Landlord; nor shall Tenant be entitled to claim any eviction by reason of any such damage or defective condition. Notwithstanding anything contained in this Lease to the contrary, Landlord shall not be responsible for repairing any portion of the Systems serving the Premises (whether located within or outside the Premises) which were installed by or on behalf of Tenant.

Section 10.02                          Landlord shall, at its sole cost and expense (except as otherwise provided herein), keep and maintain in good repair and working order and make all repairs to and perform necessary maintenance upon the Building and all parts thereof, including structural elements, life-safety, plumbing, electrical and HVAC systems within the Building which generally service the Building and are required in the normal maintenance and operation of the Building. Notwithstanding anything in this Section 10.02 or elsewhere in this Lease to the contrary, it is agreed that Landlord is not obligated hereunder to maintain the Building in any better repair or working order than as it exists on the date hereof.

ARTICLE 11

Notices and Service of Process

Section 11.01                          (a)  Except as otherwise set forth below, any notice, consent, approval, demand or statement hereunder by either party to the other party shall be in writing and shall be deemed to have been duly given only if sent by (i) registered or certified mail, return receipt requested, or (ii) by messenger or recognized overnight courier (requiring signed receipt), in either event addressed to such other party, which address for Landlord shall be the address as hereinbefore set forth, Attention: Senior Vice President – Office Buildings, with copies to the Vice President of Property Management, at the address as hereinbefore set, forth, and a copy to the Building Manager, in care of the Building Office, 1325 Avenue of the Americas, New York, NY 10019, and for Tenant shall be the Premises (or Tenant’s address as hereinbefore set forth if mailed prior to Tenant’s occupancy of the Premises) with a copy to Corporate Real Estate Manager, Hallmark Cards, Inc., 2405 Grand Avenue, Kansas City, MO 64108, or if the address of such other party for notices shall have been duly changed as herein provided, if mailed, as aforesaid, to such other party at such changed address. Either party may at any time change the address for such notices, consents, approvals, demands or statements by mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed address. If the term “Tenant”, as used in this Lease, refers to more than one person, any notice, consent, approval, demand or statement given as aforesaid to any one of such persons shall be deemed to have been duly given to Tenant. Any notice, consent, approval, demand or statement given pursuant to the above shall be deemed received on the day of delivery (with signed receipt) or rejection, as the case may be.

(b)  Tenant acknowledges and agrees that all disputes arising, directly or indirectly, out of or relating to this Lease should be dealt with by application of the laws of the State of New York and adjudicated in the state courts of the State of New York sitting in New York County or the Federal courts sitting in the State of New York in New York County; and hereby expressly and irrevocably submits Tenant to the jurisdiction of such courts in any suit, action or proceeding arising, directly or indirectly, out of or relating to this Lease. So far as is permitted under the applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners permitted by law, shall be necessary in order to confer jurisdiction upon Tenant in any such court. Provided that service of process is effected upon Tenant in one of the manners permitted by law, Tenant irrevocably waives, to the fullest extent permitted by law, and agrees not to assert, by way of motion, as a defense or otherwise, (i) any objection which it may have, or may hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court as is mentioned in the previous paragraph, (ii) any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum, or (iii) any claim that it is not personally subject to the jurisdiction of the above-named courts. Tenant hereby further irrevocably consents to the service of process in any suit, action or proceeding by the mailing or delivery of the appropriate documents (e.g., process or summons) by Landlord to the Premises and delivered in one of the manners set forth in 11.01(a) above. Nothing herein shall in any way be deemed to limit the ability of Landlord to serve any such papers in any other manner permitted by applicable law.

(c)    Notwithstanding anything contained in this Lease to the contrary, bills for additional rent shall be deemed to have been duly given if sent to Tenant only (and no other party need receive it in order for the same to be deemed duly given) at the Premises (or Tenant’s address as hereinbefore set forth if mailed prior to Tenant’s occupancy of the Premises) by first class mail (and which need not be registered, certified or return receipt requested) or by messenger or recognized overnight courier without, in any case, the requirement of a signed receipt.

Section 11.02                          Any notice which Landlord gives to Tenant (or any other party) prior to being notified of the assignment of this Lease (or the transfer of any interest in any portion of the Premises) shall be binding upon any such assignee (or party acquiring the interest) notwithstanding the fact that said assignee (or party acquiring the interest) did not receive any such notice. Any action that Landlord may institute against Tenant (or any other party) prior to being notified of the assignment of this Lease (or the transfer of any interest in any portion of the Premises) shall be binding upon any such assignee (or party acquiring the interest) notwithstanding the fact that said assignee (or party acquiring the interest) is not named in any such action. This Section 11.02 shall not be construed as negating the requirement of obtaining Landlord’s prior written consent under Article 25 in those instances where the same is required.

ARTICLE 12

Conditions of Limitation

Section 12.01                          This Lease and the term and estate hereby granted are subject to the limitation that:

(a)                             in case Tenant shall make an assignment of its property for the benefit of creditors or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition under any bankruptcy or insolvency law shall be filed against Tenant and such involuntary petition is not dismissed within sixty (60) days after the filing thereof,

(b)                            in case a petition is filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any law of like import, unless such petition under said reorganization provisions be one filed against Tenant which is dismissed within sixty (60) days after its filing,

(c)                             in case a receiver, trustee or liquidator shall be appointed for Tenant or of or for the property of Tenant, and such receiver, trustee or liquidator shall not have been discharged within sixty (60) days from the date of his appointment,

(d)                            in case Tenant shall default in the payment of any Fixed Rent or additional rent or any other charge payable hereunder by Tenant to Landlord on any date upon which the same becomes due, and such default shall continue for five (5) business days’ after Landlord shall have given to Tenant a written notice specifying such default,

(e)                             in case Tenant shall default in the due keeping, observing or performance of any covenant, agreement, term, provision or condition of Article 3 hereof on the part of Tenant to be kept, observed or performed and if such default shall continue and shall not be remedied by Tenant within seventy-two (72) hours after Landlord shall have given to Tenant a written notice specifying the same,

(f)                               in case Tenant shall default in the due keeping, observing or performance of any of Tenant’s obligations hereunder (other than a default of the character referred to in clauses (d) or (e) of this Section 12.01), and if such default shall continue and shall not be remedied by Tenant within twenty (20) days after Landlord shall have given to Tenant a written notice specifying the same, or, in the case of such a default which for causes beyond Tenant’s control (which shall not include insufficiency of funds) cannot with due diligence be cured within said period of twenty (20) days, if Tenant (i) shall not, promptly upon the giving of such notice, advise Landlord in writing of Tenant’s intention to take all steps necessary to remedy such default with due diligence, (ii) shall not duly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, (iii) shall not remedy the same within a reasonable time after the date of the giving of said notice by Landlord,

(g)                            in case any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any firm, association, corporation, person or entity other than Tenant except as expressly permitted under Article 25 hereof, or whenever Tenant shall desert or abandon the Premises or the same shall become vacant (whether the keys be surrendered or not and whether the rent be paid or not), or

(h)                            in case Tenant shall default in the payment of any Fixed Rent or additional rent or any other charge payable hereunder or in the performance of any other of Tenant’s obligations hereunder more than twice, in the aggregate, in any period of twelve (12) months, notwithstanding that such defaults shall have been cured within the applicable cure period, then, in any of said cases, Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of three (3) days from the date of the giving of such notice, and, in the event such notice is given, the expiration of said three (3) day period shall become the Expiration Date, but Tenant shall remain liable for damages as provided in this Lease or pursuant to law. The specified conditions of limitation in this Article 12 are not intended to be exclusive and Landlord may invoke any additional remedies and/or rights which it may have at law or in equity, including, without limitation, the right to bring a “chronic non-payment” action. If the term “Tenant”, as used in this Lease, refers to more than one person, then as used in clauses (a), (b) and (c) of this Section 12.01, said term shall be deemed to include all such persons or any one of them; if any of the obligations of Tenant under this Lease is guaranteed, the term “Tenant”, as used in said clauses, shall be deemed to include also the guarantor or, if there be more than one guarantor, all or any one of them; and, if this Lease shall have been assigned, the term “Tenant”, as used in said clauses, shall be deemed to include the assignee and the assignor or either of them under any such assignment unless Landlord shall, in connection with such assignment, release the assignor from any further liability under this Lease, in which event the term “Tenant”, as used in said clauses, shall not include the assignor so released.

Section 12.02                               In the event that Tenant is in default in the payment of any Fixed Rent or additional rent and Landlord elects to commence a non-payment summary proceeding pursuant to Article 7 of the New York Real Property Actions and Proceeding Law (“RPAPL”) instead of giving Tenant a default notice pursuant to Section 12.01(d) of this Lease, then Landlord need only give Tenant the three-day notice required by Section 711 of the RPAPL in the manner required by Article 7 of the RPAPL (i.e., Landlord need not give Tenant the longer notice period provided by Section 12.01(d) of this Lease nor shall Landlord be required to give any such three-day notice in accordance with Article 11 of this Lease or to the persons or entities (other than Tenant) that may be set forth in Article 11 of this Lease or of which Tenant may have given notice pursuant to Article 11).

ARTICLE 13

Re-entry by Landlord

Section 13.01                               If this Lease shall terminate as provided in Article 12 hereof provided, Landlord or Landlord’s agents may immediately or at any time thereafter re-enter into or upon the Premises, or any part thereof, in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise (to the extent permitted by New York law), without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Premises again as and of its first estate and interest therein. The words “re-enter”, “re-entry” and “re-entering” as used in this Lease are not restricted to their technical legal meanings.

Section 13.02                               In the event of any termination of this Lease under the provisions of Article 12 hereof or in the event that Landlord shall re-enter the Premises under the provisions of this Article 13 or in the event of the termination of this Lease (or of re-entry) by or under any summary dispossess or other proceeding or action or other measure undertaken by Landlord for the enforcement of its aforesaid right of re-entry or any provision of law (any such termination of this Lease being herein called a “Default Termination”), Tenant shall thereupon pay to Landlord the Fixed Rent, additional rent and any other charge payable hereunder by Tenant to Landlord up to the time of such Default Termination or of such recovery of possession of the Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 14 hereof or pursuant to law. Also, in the event of a Default Termination Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any Fixed Rent, additional rent or any other charge due from Tenant at the time of such Default Termination or, at Landlord’s option, against any damages payable by Tenant under Article 14 hereof or pursuant to law.

Section 13.03                          In the event of a breach or threatened breach on the part of Tenant with respect to any of Tenant’s obligations hereunder, Landlord shall also have the right of injunction. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for.

ARTICLE 14

Damages

Section 14.01                          In the event of a Default Termination of this Lease, Tenant will pay to Landlord as damages, at the election of the Landlord, either:

(a)   a sum which at the time of such Default Termination represents the then value of the excess, if any, of the Present Value, as herein defined, of (1) the aggregate of the Fixed Rent and the additional rent under Article 26 (if any) which would have been payable hereunder by Tenant for the period commencing with the day following the date of such Default Termination and ending with the scheduled Expiration Date, over (2) the aggregate fair rental value of the Premises for the same period as determined by an independent real estate appraiser named by Landlord and employed at Tenant’s expense, in which case such liquidated damages shall be accelerated to be due and payable to Landlord in one lump sum on demand at any time commencing with the day following the date of such Default Termination and shall bear interest at the Default Rate, as herein defined, until paid, or

(b)                                 sums equal to the aggregate of the Fixed Rent and the additional rent under Article 26 (if any) which would have been due and payable by Tenant during the remainder of the term had this Lease not terminated by such Default Termination, in which case such liquidated damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Default Termination of this Lease and continuing until the scheduled Expiration Date but for such Default Termination; provided, however, that if Landlord shall relet all or any part of the Premises for all or any part of said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting until the scheduled Expiration Date, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease and of re-entering the Premises and of securing possession thereof, as well as the expenses of reletting, including altering and preparing the Premises for new tenants, brokers’ commissions and all other expenses properly chargeable against the Premises and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said period; provided, further that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, (ii) in no event shall Tenant be entitled, in any suit for the collection of damages pursuant to this clause (b), to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord prior to the commencement of each suit, and (iii) if the Premises or any part thereof should be relet in combination with other space, then appropriate apportionment on a square foot rentable area basis shall be made of the rent received from such reletting and of the expenses of reletting. Landlord shall have no obligation whatsoever to mitigate its damages upon Tenant’s default under this Lease and Landlord shall not be liable in any way whatsoever for the failure to relet all or any portion of the Premises.

For the purposes of subdivision (a) of this Section 14.01, the amount of additional rent which would have been payable by Tenant under Article 26 hereof, for each Tax Year and/or Operating Year (as herein defined) ending after such Default Termination, shall be deemed an amount equal to the amount of such additional rent payable by Tenant for the Tax Year and/or Operating Year (as the case may be) ending immediately preceding such Default Termination. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election commencing at any time following a Default Termination, and nothing contained herein shall be deemed to require Landlord to postpone suit until the scheduled Expiration Date. “Present Value” shall be computed by discounting such amount to present value at a discount rate equal to the most recent GNP Deflator as released monthly by the United States Department of Commerce, Bureau of Economic Analysis. “Default Rate” shall mean the lesser of (i) eighteen percent (18%) per annum or (ii) the highest rate of interest permitted by New York State law.

Section 14.02         Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Tenant hereby waives any claim for money damages wherever in this Lease it is provided that Landlord shall not unreasonably withhold or delay any consent or approval, in the event that Landlord shall unreasonably withhold or delay such consent or approval, nor shall Tenant claim any such money damages by way of setoff, counterclaim or defense.

Section 14.03         Notwithstanding any provision of this Lease to the contrary, in no event shall Landlord be liable for consequential damages in connection with any claimed or actual breach of this Lease.

ARTICLE 15

Waivers by Tenant

Section 15.01         Tenant, for Tenant, and on behalf of any and all firms, corporations, associations, persons or entities claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease for the full term hereby demised after Tenant is dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided or pursuant to law. Tenant also waives the provisions of any law relating to notice and/or delay in levy of execution in case of an eviction or dispossess. If Landlord commences any summary proceeding, Tenant agrees that Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding (except compulsory counterclaims).

ARTICLE 16

Waiver of Trial by Jury

Section 16.01         It is mutually agreed by and between Landlord and Tenant that, except in the case of any action, proceeding or counterclaim brought by either of the parties against the other for personal injury or property damage, the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of landlord and tenant, Tenant’s use or occupancy of the Premises, and any emergency or any other statutory remedy.

ARTICLE 17

Elevators, Cleaning, Heating, Air Conditioning,
Services, Etc.

Section 17.01         Landlord will provide passenger elevator facilities during Business Hours and have one passenger elevator subject to call during the other hours. Heat, for the warming of the Premises and the public portions of the Building, will be supplied by Landlord during Business Hours when and as required by law. “Business Hours”, as used in this Lease, means the hours of 8:00 A.M. to 6:00 P.M. of days other than Saturdays, Sundays and holidays observed by the State or Federal Government as legal holidays and such days as may now or hereafter be celebrated as holidays under the contract from time to time in effect between Locals 32B and 32J of the Buildings’ Service Employees Union AFL-CIO (and successor thereto) and the Real Estate Advisory Board, Inc. (and any successor thereto) or on which first class office buildings in Manhattan are now or are hereafter closed. Landlord will clean the Premises in accordance with the specifications attached hereto as Exhibit D provided the same are kept in order by Tenant, except any private/executive bathrooms and/or any portions of the Premises which may be used for the preparation, dispensing or consumption of food or beverages or for storage, shipping room, classroom or similar purposes or for the operation of computer, data processing or similar equipment, all of which portions Tenant shall cause to be kept clean at Tenant’s own expense.

Section 17.02         Landlord shall, through the air conditioning system, furnish to, and distribute in, the Premises air conditioning during Business Hours during the months of June,

July, August and September when in the judgment of Landlord it may be required for the comfortable occupancy of the Premises by Tenant, except that as a minimum, Landlord shall comply with the specifications contained in Exhibit C attached hereto, and during Business Hours during other months of the year ventilate the Premises; provided, however, that Landlord shall not be liable for uncomfortable conditions in the Premises if the cause of the uncomfortable conditions is due to the fact that Tenant’s cooling/heating needs are over and above the capacity/specifications of the Building’s heating, ventilation and air conditioning (HVAC) system attached hereto as Exhibit C. Tenant agrees to lower and close the blinds when necessary because of the sun’s position whenever said HVAC system is in operation, and Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of said HVAC system. In addition to any and all other rights and remedies which Landlord may invoke for any violation by Tenant of this Article 17, Landlord may, so long as such violation continues, discontinue the furnishing of such HVAC service without any diminution or abatement of rent or other compensation to Tenant whatsoever. Landlord shall at all times have free and unrestricted access to any and all HVAC facilities in the Premises.

Section 17.03          Landlord will, when and to the extent reasonably requested by Tenant furnish freight elevator or additional elevator, HVAC, or cleaning services (collectively “Additional Services”) upon such terms and conditions as shall be determined by Landlord in its sole discretion; and Tenant shall pay to Landlord promptly on demand as additional rent Landlord’s charge for such Additional Services. Landlord shall not be required to furnish, and Tenant shall not be entitled to receive, any Additional Services during any period wherein Tenant shall be in default in the payment of Fixed Rent or additional rent as specified in this Lease. Without limiting the generality of the immediately preceding sentence, Tenant shall pay to Landlord Landlord’s charge for (a) any cleaning of the Building or any part thereof required because of the carelessness or indifference of Tenant or the cleaning of any stains from floors or walls caused by any food or beverages, (b) any cleaning done at the request of Tenant of any portions of the Premises which may be used for private/executive bathrooms and/or the preparation, dispensing or consumption of food or beverages or for storage, shipping room, classroom or similar purposes or for the operation of computer, data processing or similar equipment, and (c) the removal of any of Tenant’s refuse and rubbish from the Building, except refuse and rubbish arising from ordinary cleaning by Landlord as specified in Section 17.01 hereof. Tenant shall pay to Landlord an amount equal to any increase in the cost to Landlord for cleaning the Premises if such increase shall be due to (i) the use of the Premises by Tenant during hours other than Business Hours or (ii) the installation in the Premises, at the request of or by Tenant, of any items, materials or finishes other than those which are of the standard adopted by Landlord for the Building or which may require additional or special care. Tenant understands that all (i) deliveries and removals of construction tools, materials, equipment etc. in connection with Tenant’s Changes or surrender of the Premises and/or (ii) deliveries and removals of furniture and personal property in connection with Tenant’s move-in to and vacating of the Premises, shall be done during non-Business Hours. Tenant agrees at all times to exclusively utilize the rubbish contractor which Landlord from time to time designates as the Building’s rubbish contractor.

Section 17.04            At any time or times all or any of the elevators in the Building may, at the option of Landlord, be manual and/or automatic elevators, and Landlord shall be under no obligation to furnish an elevator operator for any automatic elevator. If Landlord shall at any time or times furnish any elevator operator for any automatic elevator, Landlord may discontinue furnishing such elevator operator without any diminution, reduction or abatement of rent.

Section 17.05            Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to stop or interrupt any HVAC, elevator, escalator, lighting, gas, steam, plumbing, power, electricity, water, condenser water, cleaning or other service and to stop or interrupt the use of any Building facilities at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, or the making of repairs, alterations or improvements, or inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or by reason of any other similar or dissimilar cause beyond the reasonable control of Landlord. No such stoppage or interruption shall entitle Tenant to any diminution or abatement of rent or other compensation nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of any such stoppage or interruption; provided, however, if the entire Premises or any substantial portion thereof shall be rendered untenantable or inaccessible for a period in excess of fifth (5th) consecutive business days by reason of any circumstance within Landlord’s reasonable control, then Tenant shall, as its sole and exclusive remedy, be entitled to an abatement of the Fixed Rent and Article 26 additional rent payable hereunder (on a prorata square foot basis) commencing on the sixth (6th) business day and continuing until the day upon which the entire Premises or the substantial portion of the Premises, as the case may be, becomes tenantable/accessible. Tenant shall not be entitled to the abatement provided in this Section 17.05 at any time (and for the length of time) that Tenant is in default beyond any applicable cure period of any of the terms or conditions of this Lease and/or if Tenant’s breach of this Lease, negligence or willful misconduct caused the circumstances which gave rise to the inaccessibility or untenantability. Landlord agrees to make reasonable efforts to limit the duration of any such stoppage or interruption but shall not be required to perform the same on an overtime or premium pay basis.

Section 17.06          Tenant acknowledges that the operation of elevators and HVAC equipment will cause some vibration, noise, heat or cold which may be transmitted to other parts of the Building and Premises. Landlord shall be under no obligation to endeavor to reduce such vibration, noise, heat or cold beyond what is customary in current good building practice for buildings of the same first-class nature as the Building in the midtown area of the Borough of Manhattan.

Section 17.07          Use of the term “Building Standard” or similar terminology in this Lease or in the exhibits attached hereto, shall mean Landlord’s standard criteria, requirements or specifications (qualitatively based or quantitatively based) used in connection with maintenance, work or improvements in the Building.

ARTICLE 18

Lease Contains A11 Agreements—No Waivers

Section 18.01          This Lease contains all the covenants, agreements, terms, provisions and conditions relating to the leasing of the Premises hereunder, and Tenant acknowledges that neither Landlord nor Landlord’s agents have made, and Tenant in executing and delivering this Lease is not relying upon, any warranties, representations, promises or statements, except to the extent that the same may expressly be set forth in this Lease.

Section 18.02          The failure of Landlord to insist in any instance upon the strict performance of any provision of this Lease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such provision or election, but the same shall continue and remain in full force and effect. No waiver or modification by either party of any provision of this Lease or other right or benefit shall be deemed to have been made unless expressed in writing and signed by the party against whom enforcement is sought. No surrender of the Premises or of any part thereof or of any remainder of the term of this Lease shall be valid unless accepted by Landlord in writing. Any claim which Tenant may have against Landlord for default in performance of any of the obligations herein contained to be kept and performed by Landlord shall be deemed waived by Tenant unless such claim is asserted by written notice to Landlord within ninety (90) days after the commencement of the alleged default. Any breach by Tenant of any provision of this Lease shall not be deemed waived by (a) the receipt and retention by Landlord of Fixed Rent or additional rent from anyone other than Tenant or (b) the acceptance of such other person as a tenant or (c) a release of Tenant from the further performance by Tenant of the provisions of this Lease or (d) the receipt and retention by Landlord of Fixed Rent or additional rent with knowledge of the breach of any provision of this Lease. No payment by Tenant or receipt or retention by Landlord of a lesser amount than any Fixed Rent or additional rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as such rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

ARTICLE 19

Parties Bound

Section 19.01          The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the respective successors, assigns and legal representative of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 25 hereof shall operate to vest any rights in any successor, assignee or legal representative of Tenant and that the provisions of this Article 19 shall not be construed as modifying the conditions of limitation contained in Article 12 hereof. It is understood and agreed, however, that the covenants and obligations on the part of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building, that in the event of such a transfer said covenants and obligations shall thereafter be binding upon each transferee of such interest of Landlord herein named, but only with respect to the period ending with a subsequent transfer of such interest, and that a lease of the entire interest shall be deemed a transfer within the meaning of this Article 19.

Section 19.02          If Tenant is or becomes a partnership (or is or becomes comprised of two (2) or more persons, individually and/or as co-partners of a partnership) or if Tenant’s interest in this Lease shall be assigned to a partnership (or to two (2) or more persons, individually and/or as co-partners of a partnership) (any such partnership and such persons are referred to in this Section as “Partnership Tenant”), the following provisions of this Section shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord or renewing or extending this Lease and by any notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or by any of the parties comprising Partnership Tenant, and (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties, and (d) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed, and (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed (but neither Landlord’s failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (d) of this Section).

Section 19.03         If Tenant is or becomes a professional corporation or if Tenant is or becomes a Partnership Tenant which contains professional corporations as partners, then the shareholders of such professional corporation and/or the shareholder of any professional corporation which is a partner of a Partnership Tenant, as the case may be, shall have joint and several personal liability for the full performance of the terms and conditions of this Lease. Tenant shall, from time to time and within five (5) days after Landlord makes a request therefor, cause (i) each shareholder of Tenant, if Tenant is a professional corporation and/or (ii) the shareholder of any professional corporation which is a partner of a Partnership Tenant to execute such documents as Landlord requires to create and confirm the personal liability of such shareholder(s).

Section 19.04         Intentionally deleted.

ARTICLE 20

Curing Tenant’s Defaults—Additional Rent

Section 20.01         If Tenant shall default in the keeping, observance or performance of any provision or obligation of this Lease, Landlord, without thereby waiving such default, may perform the same for the account (and Tenant shall pay Landlord’s charge therefor) of Tenant, without notice in a case of emergency and in any other case if such default continues after twenty (20) days from the date of the giving by Landlord to Tenant of written notice of intention so to do. Bills for any expense incurred or charged by Landlord in connection with any such performance by Landlord for the account of Tenant, and bills for all costs, charges, expenses and disbursements of every kind and nature whatsoever, including, but not limited to, reasonable counsel fees and disbursements, involved in collecting or endeavoring to collect the Fixed Rent or additional rent or other charge or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law, including (without being limited to) any such cost, expense and disbursement involved in instituting and prosecuting any action or proceeding (including any summary dispossess proceeding), as well as bills for any property, material, labor or services provided, furnished or rendered, or caused to be provided, furnished, or rendered, by Landlord to Tenant including (without being limited to) electric lamps and other equipment, construction work done for the account of Tenant, water, towel and other services, as well as for any charges for any additional elevator, heating, air conditioning or cleaning services incurred under Article 17 hereof and any charges for other similar or dissimilar services incurred under this Lease, may be sent by Landlord to Tenant monthly, or immediately, at Landlord’s option, and shall be due and payable within ten (10) days after demand as additional rent under this Lease. If any Fixed Rent, additional rent or any other costs, charges, expenses or disbursements payable under this Lease by Tenant to Landlord are not paid within five (5) days after the same is due, the same shall bear interest at the rate of one and one-half percent (1 1/2) per month or the maximum rate permitted by law, whichever is less, from the due date thereof until paid and the amount of such interest shall be additional rent. Tenant shall pay to Landlord the greater of (i) One Hundred and 00/100 Dollars ($100.00) or (ii) five percent (5%) of the delinquent amount for each notice of late payment or non-payment sent by Landlord to Tenant which results from Tenant’s failure to make timely payments of any items of Fixed Rent or additional rent.

Section 20.02         In the event that Tenant is in arrears in payment of Fixed Rent or additional rent or any other charge, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited. Landlord reserves the right, without liability to Tenant without constituting any claim of constructive eviction, to suspend furnishing or rendering to Tenant any overtime/overstandard property, material, labor, utility or other service, wherever Landlord is obligated to furnish or render the same at the expense of Tenant, in the event that (but only so long as) Tenant is in arrears in paying Fixed Rent or additional rent due under this Lease. In addition, Landlord may (without releasing Tenant from any liability under this Lease) suspend furnishing to Tenant freight elevator service at the time Tenant desires or is obligated to vacate or remove any property from the Premises in the event that Tenant is in arrears in paying any Fixed Rent or additional rent due under this Lease unless Tenant pre-pays Landlord for such freight elevator service.

ARTICLE 21

Inability to Perform

Section 21.01                          This Lease and the obligations of Tenant to pay rent hereunder and perform all the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or implicitly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of accidents, emergencies, acts of God, acts of war, acts of third parties, strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord’s reasonable control, including, but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency. If this Lease specifies a time period for the performance of an obligation by Landlord, that time period shall be extended by the period of delay caused by any of the aforementioned causes beyond Landlord’s reasonable control.

ARTICLE 22

Adjacent Excavation—Shoring

Section 22.01                          If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary or desirable to preserve the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

ARTICLE 23

Article Headings

Section 23.01                          The Article headings of this Lease are for convenience only and are not to be considered in construing the same.

ARTICLE 24

Electricity and Water

Section 24.01                          For the purpose of this Article, the term “Electric Rate” shall mean an amount equal to the actual cost to Landlord, including all applicable taxes, demand charges, fuel factors, transfer adjustment factors, or any other charges of the utility, of all electricity purchased for the Building plus seven percent (7%) of the total amount thereof as an administrative charge to Landlord. Effective as of the Term Commencement Date, Tenant agrees to pay to Landlord or Landlord’s designated agent charges for electric current consumed by Tenant as determined by Landlord’s electric consultant in accordance with Section 24.03 below. Bills therefore computed using the Electric Rate shall be rendered at such times as Landlord may elect based upon estimates of Landlord’s electric consultant which may be made from time to time as Landlord deems necessary. Until such time as Landlord’s electrical consultant first makes its estimate as aforesaid, Tenant shall pay as its electricity charge hereunder (exclusive of Common Area Electric, as hereinafter defined) the sum of            per annum (Base Charge) which shall be payable in equal monthly installments, together with the Tenant’s payments of Fixed Rent hereunder, on the first day of each calendar month. In the event Landlord’s consultant shall determine that Tenant’s electricity charge should exceed the Base Charge (due to an increase in either Electric Rate or Tenant’s consumption), Tenant’s electricity charge hereunder shall be adjusted, retroactively at such time as Landlord’s electric consultant’s determination is made. Any deficiency for such prior period shall be payable upon demand. If, at any time after the date hereof, the Electric Rate shall be increased or decreased, then effective as of the date of such change, Tenant’s electricity charge hereunder shall be increased or decreased by the same percentage as that by which the Electric Rate is increased or decreased. In no event shall the electricity charge payable by Tenant hereunder be lower than the Base Charge. Tenant shall permit Landlord’s electric consultant to make surveys in the Premises (and Tenant shall cooperate with such consultant in providing any information required by the consultant) from time to time during normal business hours regarding the electrical equipment and fixtures and the use of electric current therein, but such consultant will endeavor to minimize the disruption of Tenant’s business. In the event the Tenant occupies a portion of a floor, with respect to the electric current used (i) to run the core air conditioning, heating and ventilating system on Tenant’s floor, including without limitation, for purposes of early morning warm-up and (ii) for the lighting of the common areas on Tenant’s floor (herein collectively called “Common Area Electric”), Landlord shall bill for and Tenant shall pay, effective as of the Term Commencement Date and in addition to the Base Charge, its proportionate share of such charge for such Common Area Electric plus sales tax and the administrative fees referred to above, based upon the proportion which the rentable area of the Premises bears to the rentable area of the floor on which the Premises are located which is occupied by tenants.

Section 24.02                          Tenant covenants and agrees that at no time will the connected electrical load in the Premises exceed four (4) watts per usable square foot. Landlord shall furnish and install, at Tenant’s expense, all replacement lighting tubes, lamps, bulbs and ballasts required in the Premises.

Section 24.03                          Landlord, at its option, may at any time or from time to time cause a survey to be made by an electric consultant selected by Landlord of the electric lighting and power load in the Premises to determine the average monthly consumption therein, such determination to take into account, among other things, the special energy requirements of Tenant and whether Tenant is utilizing electric energy at times other than Business Hours. The cost of each such survey shall be borne by Tenant. The determination of Landlord’s consultant as to any adjustment shall be conclusive and binding upon the parties unless within thirty (30) days after Landlord notifies Tenant in writing of the results of such survey or of a determination by Landlord’s consultant, Tenant, upon written notice to Landlord given within such thirty (30) day period, promptly causes a like survey, inspection and determination to be made by an independent electrical engineer or consultant selected by Tenant and paid solely by Tenant. Upon completion of Tenant’s survey or determination, Tenant shall notify Landlord of the results of such determination and deliver a copy thereof to Landlord. If such determination differs from that made by the consultant selected by Landlord by more than five percent (5%), the matter shall be referred for resolution to the two experts or consultants selected, respectively, by Landlord and Tenant. If such determination differs by five percent (5%) or less, the determination of Landlord’s consultant shall be conclusive and binding upon the parties. If the two engineers or consultants shall not reach unanimous agreement within thirty (30) days after the matter is referred to them for resolution, then the two shall appoint a third independent electrical engineer or consultant, and the three engineers or consultants shall determine the matter submitted to them; provided, however, that if the two engineers or consultants are unable to agree upon the appointment of a third engineer or consultant within fifteen (15) days after they become obligated so to do, the parties shall apply to the American Arbitration Association in New York, New York, for the appointment of such engineer or consultant. A decision of a majority of said engineers or consultants shall be final and binding upon Landlord and Tenant. All costs and expenses incurred in connection with the third engineer or consultant shall be paid equally by the parties. Any such increase under this Section 24.03 resulting from any survey of Landlord’s electric consultant shall be effective as of the date of the determination of such consultant and Tenant shall pay such charges and payments as would be due hereunder if Landlord’s electric consultant’s determination were correct without prejudice to Tenant’s position. In the event it is finally determined that there has been an overpayment by Tenant, such overpayment shall be credited against future rent payments due from Tenant under the Lease and in the event of an underpayment, the amount of such underpayment by Tenant shall be paid by Tenant to Landlord within ten (10) days after such determination is made.

Section 24.04                          Tenant’s use of electric energy in the Premises and/or the Building’s telephone network shall not at any time exceed the capacity of any of the equipment in or otherwise serving the Premises. In order to ensure that such capacities are not exceeded and to avert possible adverse effect upon the Building’s electric service and/or the Building’s telephone network, Tenant shall not, without Landlord’s prior consent in each instance (i) connect any fixtures, appliances or equipment to the Building’s electric distribution system or make any alteration or addition to the electric system of the Premises existing on the Term Commencement Date other than typewriters, desk-top personal computers, lamps, desk calculators, photocopier and similar small office appliances or (ii) connect any telecommunication devices to the Building’s telephone network in excess of that which an ordinary office installation would connect. Should Landlord grant such consent(s), all additional risers or other equipment required therefor shall be provided by Landlord and Landlord’s charge therefor (as well as any charge for any future maintenance or repair thereof) shall be paid by Tenant to Landlord within ten (10) days after demand. In the event that prior to Tenant’s installation of its telephone/communications riser Landlord installs a telephone/communications riser which Landlord is willing to permit Tenant to utilize, then Tenant shall pay to Landlord, within thirty (30) days after request is made therefor, an amount equal to the costs which Tenant would have otherwise incurred had Tenant installed its own telephone/communications riser.

Section 24.05                          Landlord reserves the right to discontinue furnishing electric energy to Tenant in the Premises at any time upon not less than 90 days’ notice to Tenant. If Landlord exercises such right, this Lease shall continue in full force and effect and shall be unaffected thereby, except that from and after the effective date of such termination Landlord shall not be obligated to furnish electric energy to Tenant and Tenant shall not be obligated to pay Landlord for any electric energy furnished to the Premises. If Landlord so discontinues furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric energy to the Building. Such electric energy may be furnished to Tenant by means of the then existing building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purpose. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company shall be furnished and installed by Landlord and Tenant shall pay to Landlord Landlord’s charge therefor. If Landlord shall hereafter furnish electric energy on a submetering basis pursuant to Section 24.08 Landlord likewise reserves the right to discontinue such service and to require Tenant to obtain electric energy from the public utility then furnishing such energy to the Building, subject to the provisions hereinabove set forth in this Section.

Section 24.06                               Where water is furnished to the Premises by Landlord for purposes other than for (i) normal office use, (ii) Landlord’s air conditioning equipment during Business Hours, and (iii) drinking, lavatory or toilet facilities in the core area of the Premises, Tenant shall pay a reasonable amount for the same and for any required pumping and heating thereof as well as any taxes, sewer rents or other charges which may be imposed by the city or other governmental authority or agency thereof based on the quantity of water so used and consumed by Tenant. In no event shall Landlord be obligated to provide hot water to the Premises. Tenant shall also pay to Landlord on demand, as additional rent, Landlord’s then existing Building charge, plus any taxes or other charges which may be imposed by any governmental authority thereon, for any condenser water as may be supplied by Landlord, in its sole discretion, for any supplemental (above Building Standard) air conditioning units servicing the Premises.

Section 24.07                               Subject to Section 17.05, Landlord shall in no way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur by reason of any failure, inadequacy or defect in the character, quantity or supply of electricity, water or telephone network access and/or service furnished to the Premises.

Section 24.08                               Landlord may, if done on a reasonably uniform basis and at any time during the term hereof, upon not less than thirty (30) days prior notice to Tenant, change the method of furnishing electricity to the Premises from the basis then in effect to a submetering basis. If Landlord elects to furnish electricity to the Premises on a submetering basis, then, effective as of the date (herein called the “Submetering Conversion Date”) on which Landlord begins to furnish electric energy to the Premises on a submetering basis:

(a)                                  Landlord shall furnish electric energy to the Premises for the purposes permitted under this Lease and Tenant shall purchase the same from Landlord at the rates, charges and terms from time to time paid or payable by Landlord to purchase electric energy from the public utility, plus an eight percent (8%) of the total amount thereof administrative charge, provided that the same shall not be in excess of those allowable under law, as applied to the electric energy consumed in the Premises, as measured by a meter or meters, maintained and installed by Landlord at Tenant’s expense (which installation may include the addition of, or the modification of the existing, risers, feeders, wiring and other conductors and equipment, any and all of which shall be paid for by Tenant) at such location or locations as Landlord shall determine, it being understood that the meters so installed may include a meter relating to the demand factor aspect of such consumption of electric energy.

(b)                                 Tenant shall pay Landlord, as additional rent, the amounts from time to time billed by Landlord pursuant to the provisions hereof for the electric energy consumed in the Premises; each such bill to be paid within ten (10) days after the same has been rendered. Where more than one meter shall measure the electric energy consumed in the Premises, the amount consumed, as measured by each meter, may be computed and billed separately in accordance with the provisions hereof. If any tax is imposed upon Landlord’s receipts from the sale or resale of electric energy to Tenant under federal, state, municipal or other law, such tax may, to the extent permitted by law, be passed on by Landlord to Tenant and be included, as additional rent, in the bills payable by Tenant hereunder.

Section 24.09                          Tenant shall pay to Landlord, as additional rent, the amounts from time to time billed by Landlord pursuant to the provisions hereof, each such bill to be paid within ten (10) days after the same has been rendered. If any tax is imposed upon Landlord’s receipts from the sale or resale of electric energy to Tenant under federal, state, municipal or other law, such tax may, to the extent permitted by law, be passed on by Landlord to Tenant and be included as additional rent, in the bills payable by Tenant hereunder.

Section 24.10                          Notwithstanding anything contained in this Article 24 to the contrary (a) if the law or utility servicing the Building requires Tenant to convert the method by which it receives electricity, then the cost to so convert shall be paid by Tenant and (b) if the conversion is required by Landlord and not the law or the utility servicing the Building, then the cost to so convert shall be split equally between Landlord and Tenant.

Section 24.11                          Tenant acknowledges that Landlord may now, or in the future, have the right to select the entity or entities which will provide electrical power to the Building (including, the Premises). Landlord shall have the right, in its sole discretion, to select any entity or entities which it desires to have as the electrical service provider to the Building (including, the Premises) and Tenant shall not have the right to select the same or participate in the selection of the same except and unless applicable law requires that Tenant have any such right(s) (and then only to the extent applicable law requires).

ARTICLE 25

Assignment, Mortgaging, Subletting, Etc.

Section 25.01                          Tenant shall not, whether directly, indirectly, voluntarily, involuntarily, or by operation of law or otherwise (a) assign or otherwise transfer this Lease or the term and estate hereby granted or any interest herein or offer or advertise to do so, (b) sublet the Premises or any part thereof, or offer or advertise to do so, or allow the same to be used, occupied or utilized by anyone other than Tenant, or (c) mortgage, pledge, encumber, grant a security interest in or otherwise hypothecate this Lease or the Premises or any interest therein or any part thereof in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord.

Section 25.02                          If Tenant is a corporation, partnership or other entity whose securities are not traded on a nationally recognized stock exchange (such as the New York Stock Exchange, the American Stock Exchange, NASDAQ or the like), the provisions of subdivision (a) of Section 25.01 shall apply to (i) a transfer of any percentage interest of the stock or beneficial ownership interest, as the case may be, of Tenant (at any level and however accomplished, whether in a single transaction or in a series of related or unrelated transactions); (ii) a transfer by operation of law or otherwise, of Tenant’s interest in this Lease; and/or (iii) any increase in the amount of issued and/or outstanding shares of capital stock of any corporate Tenant (or partnership interests of any partnership Tenant) and/or the creation of one or more additional classes of capital stock of any corporate Tenant (or partnership interests of any partnership Tenant) (however accomplished, whether in a single transaction or in a series of related or unrelated transactions), with the result that the Tenant shall no longer be controlled by the beneficial and record owners of the capital stock of such corporate Tenant (or partnership interests in the case of a partnership) as of the date Tenant executed this Lease. Notwithstanding the above, the provisions of subdivision (a) of Section 25.01 shall not apply to transactions with a corporation or other entity into or with which Tenant is merged or consolidated or to which all or substantially all of Tenant’s assets are transferred, provided that in any of such events the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles equal to or greater than the net worth of Tenant immediately prior to such merger, consolidation or transfer and Tenant provides Landlord with satisfactory evidence of the same at least twenty (20) days prior to such merger, consolidation or asset transfer. Notwithstanding anything contained in this Article 25 to the contrary, CROWN MEDIA UNITED STATES, LLC (“Crown”) may assign this Lease and/or sublease the Premises or any portion thereof to any entity which controls Crown, Crown controls and/or is under common control with Crown, without having to obtain Landlord’s prior written consent (and shall not be subject to Section 25.06) provided that (a) Crown is not in default of any of the terms or conditions of this Lease at the time of the making of such assignment or sublease or the time such assignment or sublease is to take effect or commence, as the case may be, (b) Crown provides Landlord with ten (10) business days’ prior written notice thereof along with a fully executed copy of the assignment or sublease, (c) Crown provides Landlord, from time to time (initially as well as any time thereafter), within five (5) business days’ after Landlord requests the same, such evidence and/or affidavits as Landlord may require in order to confirm whether the above-described control test is satisfied, (d) Crown and the assignee or subtenant, as the case may be, executes Landlord’s then standard form of consent to assignment or sublease, as the case may be, and Tenant reimburses Landlord for Landlord’s legal and administrative fees in connection therewith and (e) said assignee or subtenant continues at all times thereafter to satisfy the above-described control test.

Section 25.03                               If this Lease be assigned, whether or not in violation of the provisions of this Lease, Landlord may, after default by Tenant, and expiration of Tenant’s time to cure such default, collect rent from the assignee. If the Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant’s time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Fixed Rent and additional rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 25.01, or the acceptance of the assignee, subtenant or occupant as tenant, or as a release of Tenant from the performance by Tenant of Tenant’s obligations under this Lease. The consent by Landlord to assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging, subletting or use or occupancy by others not expressly permitted by this Article. References in this Lease to use or occupancy by others, that is anyone other than Tenant, shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees and others claiming under or through Tenant, immediately or remotely.

Section 25.04                               Any assignment or transfer, whether made with or without Landlord’s consent pursuant to Section 25.01 or Section 25.02, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in Section 25.01 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. Tenant covenants that, notwithstanding any assignment or transfer (including by way of asset transfer), whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Fixed Rent and/or additional rent by Landlord from an assignee, transferee, or any other party, Tenant shall remain fully liable for the payment of the Fixed Rent and additional rents and for the other obligations of this Lease on the part of Tenant to be performed or observed.

Section 25.05                               The joint and several liability of Tenant and any immediate or remote successor-in-interest of Tenant and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

Section 25.06                          Notwithstanding anything contained to the contrary in Sections 25.01 or 25.02 of this Article, if Tenant shall at any time or times during the term of this Lease desire to assign this Lease (other than an assignment to be made pursuant to the second sentence in Section 25.02) or sublet all or part of the Premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (a) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date of which shall be at least thirty (30) days after the giving of such notice, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or sub-tenant, the nature of its business and its proposed use of the Premises, and (c) current financial information with respect to the proposed assignee or subtenant, including without limitation, its most recent financial report. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord’s designee) may, at its option, (i) terminate this Lease (if the proposed transaction is an assignment or a sublease of all the Premises), or (ii) terminate this Lease with respect to the space covered by the proposed sublease (if the proposed transaction is a sublease of part of the Premises). Said option may be exercised by Landlord by notice to Tenant at any time within thirty (30) days after such notice has been given by Tenant to Landlord; and during such thirty (30) day period Tenant shall not assign this Lease or sublet such space to any person.

Section 25.07                               If Landlord exercises its option to terminate this Lease in the case where Tenant desires either to assign this Lease or sublet all the Premises, then, the Expiration Date shall be the date that such assignment or sublet was to be effective or commence, as the case may be.

Section 25.08                               If Landlord exercises its option to terminate this Lease in part, in any case where Tenant desires to sublet part of the Premises, then, (a) the Expiration Date with respect to such part of the Premises shall be the date that the proposed sublease was to commence; (b) from and after such Expiration Date the Fixed Rent and additional rent shall be adjusted, based upon the proportion that the rentable area of the Premises remaining bears to the total rentable area of the Premises; and (c) Tenant shall pay to Landlord, upon demand, Landlord’s charge for physically separating such part of the Premises from the balance of the Premises.

Section 25.09                          Intentionally deleted.

Section 25.10                          In the event Landlord does not exercise its options pursuant to Section 25.06 to terminate this Lease in whole or in part and providing that Tenant is not in default of any of Tenant’s obligations under this Lease beyond the expiration of any applicable notice and cure period, Landlord’s consent (which must be in writing and in form satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld, or delayed and which shall be delivered to Tenant within thirty (30) days after Landlord’s receipt of Tenant’s request for such consent, provided and upon condition that all of the following are satisfied:

(a)                                  Tenant shall have complied with the provisions of Section 25.06 and Landlord shall not have exercised any of its options under said Section 25.06 within the time permitted therefor;

(b)                                 In Landlord’s reasonable judgment the proposed assignee or subtenant is engaged in a business, and its proposed use of the Premises (or a portion thereof) is, appropriate for and in keeping with the then standards of the Building and consistent with the character and quality of the existing tenancies thereof; and the proposed use (i) is limited to the use expressly permitted under Section 1.03 and (ii) will not violate any negative covenant as to use contained in any other lease of space in the Building;

(c)                                  The financial condition and the general reputation of the proposed assignee or subtenant is commensurate with: (i) the responsibility involved in the proposed assignment or sublease and (ii) the character of the Building and the existing tenancies thereof, and Landlord has been furnished with reasonable proof of all of the foregoing;

(d)                                 Neither (i) the proposed assignee or subtenant nor (ii) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or subtenant, is then an occupant of any part of the Building;

(e)                                  The proposed assignee or subtenant is not a person with whom Landlord is then negotiating to lease space in the Building; nor a person, entity or business subject to compliance with any legal requirements beyond those requirements applicable to Tenant; nor will the nature of its occupancy cause an excessive density of employees or traffic within the Building, or make excessive demands on the Building’s services or facilities, or in any other way lessen the character of the Building;

(f)                                    The form of the proposed assignment or sublease shall comply with the applicable provisions of this Article and otherwise be reasonably acceptable to Landlord; and Tenant and the proposed assignee or subtenant shall execute a Consent to Assignment or Subletting in form reasonably acceptable to Landlord;

(g)                                 There shall not be more than one (1) subtenant (including Landlord or its designee) of the Premises;

(h)                                 The rental and other terms and conditions of the sublease are the same as those contained in the proposed sublease furnished to Landlord pursuant to Section 25.06;

(i)                                     Tenant shall pay to Landlord on demand Landlord’s Building Standard legal and administrative fees in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant;

(j)                                     Tenant shall not have advertised or publicized in any way the availability of the Premises or any part thereof without prior notice to and reasonable approval by Landlord (except Tenant may list the same with a broker(s)), nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental; and

(k)                                  The proposed assignee or subtenant shall not be (x) entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of, the State of New York nor (y) a charitable, religious, union or other not-for-profit organization or any tax exempt entity within the meaning of the Internal Revenue Code or any successor or substitute statute, or rule or regulation.

Each subletting pursuant to this Article shall be subject to all the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to any other subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Fixed Rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article. If Landlord shall decline to give its consent to any proposed assignment or subtenant or if Landlord shall exercise any of its options under Section 25.06, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees and disbursements) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

Section 25.11                          In the event that (a) Landlord fails to exercise any of its options under Section 25.06 and consents to a proposed assignment or sublease, and (b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within sixty (60) days after the giving of such consent, then, Tenant shall again comply with all the provisions and conditions of Section 25.06 before assigning this Lease or subletting all or part of the Premises.

Section 25.12                          With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed:

(a)                                  The subletting shall be for a term ending prior to the Expiration Date.

(b)                                 No sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord.

(c)                                  Each sublease shall be deemed to provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that Section 27.04 shall govern in the event of termination, re-entry or dispossess by Landlord or successor landlord under this Lease.

Section 25.13                               If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor pay to Landlord as additional rent:

(a)                                  in the case of an assignment, an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant’s Property, less, in the case of a sale thereof, the then depreciated cost thereof determined on the basis of Tenant’s federal income tax returns) and after deducting reasonable legal fees, the cost of reasonable alterations and reasonable brokerage fees; and

(b)                                 in the case of a sublease, any rents, additional rent or other consideration payable under the sublease to Tenant by the subtenant in excess of the Fixed Rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant’s Property, less, in the case of the sale thereof, the then depreciated cost thereof determined on the basis of Tenant’s federal income tax returns) and after deducting (on an amortized basis over the term of the sublease) reasonable legal fees, the cost of reasonable alterations and reasonable brokerage fees. The sums payable under this Section 25.13(b) shall be paid to Landlord as and when received by Tenant.

Section 25.14                               Landlord may, at the request of Tenant, maintain listings on the Building directory (to the extent the same exists) of the names of Tenant and any other person, firm, association or corporation in occupancy of the Premises or any part thereof as permitted hereunder, and the names of any officers or employees of any of the foregoing; provided, however, that the number of names so listed shall be in no greater proportion to the capacity of the Building directory as the aggregate number of square feet of rentable area of the Premises is to the aggregate number of square feet of rentable area of the Building. The listing of any name other than that of Tenant, whether on the doors of the Premises, on the Building directory, or otherwise, shall not operate to vest in said person or entity any right or interest in the Lease or in the Premises or any portions thereof or be deemed to be the consent of Landlord

(written or otherwise) mentioned in this Article 25. It is expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

ARTICLE 26

Escalations

Section 26.01                          As used in this Lease, the words and terms which follow mean and include the following:

(a)                                  “Tax Year” shall mean each period of twelve (12) months, commencing on the first day of July of each such period, in which occurs any part of the term of this Lease or such other period of twelve (12) months occurring during the term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

(b)                                 “Operating Year” shall mean each calendar year of twelve consecutive months.

(c)                                  “Tenant’s Tax Proportionate Share” shall be deemed to be 2.310% for the purposes of this Lease. “Tenant’s Operating Proportionate Share” shall be deemed to be 2.339% for the purposes of this Lease. Tenant acknowledges that such agreed-upon percentage shall change only if the area of the Premises is increased or decreased pursuant to a writing signed by Landlord and Tenant or if Landlord physically constructs additional rentable space in the Building;

(d)                                 “Operating Expenses” shall include those expenses which have the meaning set forth in Exhibit B, annexed hereto and made a part hereof.

(e)                                  “Base Year Operating Expenses” shall mean the Operating Expenses for the Operating Year ending December 31, 2009.

(f)                                    “Real Estate Taxes” shall mean the aggregate amount of real estate taxes and assessments imposed upon the Land and Building and payable by Landlord (including, without limitation, (i) real estate taxes upon any “air rights” payable by the Landlord; and (ii) any assessments levied after the date of this Lease for public benefits to Land and/or Building, or special assessments levied on the Land and/or Building, which assessments, if payable in installments shall be deemed payable in the maximum number of permissible installments) in the manner in which such taxes and assessments are imposed as of the date hereof, excluding any franchise or income tax of Landlord; provided, that if because of any change in the taxation of real estate, any other tax or assessment of any kind or nature (including, without limitation, any occupancy, gross receipts or rental tax but excluding inheritance, gift and excise taxes) is imposed upon Landlord or the owner of the Land and/or Building, or upon or with respect to the Land and/or Building or the occupancy, rents or income therefrom, in substitution for, or in addition to, any of the foregoing Real Estate Taxes, such other taxes or assessment shall be deemed part of the Real Estate Taxes. With respect to any Tax Year, all expenses, including legal fees, experts’ and other witnesses’ fees, incurred in contesting the validity or amount of any Real Estate Taxes (whether or not successful in lowering the amount of Real Estate Taxes), shall be considered as part of the Real Estate Taxes for such Tax Year. Landlord shall have the exclusive right, but not the obligation, to contest or appeal any assessment of Real Estate Taxes levied upon the Land and the Building by any governmental or quasi-governmental taxing agency. Tenant shall have no right or power to contest or appeal any assessment of Real Estate Taxes. The parties agree that Landlord’s ICIP benefits and any repayment of ICIP benefits are not to be considered in the computation of Tenant’s Tax Payment.

(g)                                 “Real Estate Tax Base” shall mean the sum which is equal to the Real Estate Taxes for the Tax Year ending on June 30, 2009.

(h)                                 “Escalation Statement” shall mean a statement in writing signed by Landlord, setting forth the amount payable by Tenant for a specified Tax Year or Operating Year, as the case may be, pursuant to this Article 26, setting forth in reasonable detail the computation of any additional rent payable pursuant to this Article.

Section 26.02                          If the Real Estate Taxes for any Tax Year shall be greater than the Real Estate Tax Base, Tenant shall pay to Landlord as additional rent pursuant to Sections 26.05 and 26.06 for the Premises for such Tax Year an amount (herein called the “Tax Payment”) equal to Tenant’s Tax Proportionate Share of the amount by which the Real Estate Taxes for such Tax Year are greater than the Real Estate Tax Base. In the event that any Tenant’s Changes result in an increase in Real Estate Taxes and Landlord receives a separate tax bill which specifically delineates the tax increase as it relates to the Tenant’s Change in question, then Tenant shall pay 100% of such tax increase.

Section 26.03                               For each Operating Year commencing during the term of this Lease, Tenant shall pay pursuant to Sections 26.05 and 26.06 an amount (Operating Payment) equal to Tenant’s Operating Proportionate Share of the amount by which the Operating Expenses for such Operating Year are greater than the Base Year Operating Expenses.

Section 26.04                               If, in any Operating Year (any part or all of which falls within the Lease term), Landlord shall incur any cost for a capital improvement made or purchased in compliance with any law or governmental regulation (as, for example, respecting fire safety, in compliance with New York City Local Law #5-73 and/or the cost to purchase the Building’s telephone network in the event that the law requires the same to be purchased from the utility serving the Building), then Tenant shall pay to Landlord as additional rent for the Premises for the next succeeding Operating Year and continuing thereafter for each succeeding year (and any fraction thereof) during the balance of the Lease term (to the extent that such improvement is being amortized during the balance of the Lease term and Landlord agrees to amortize the cost of any such improvement over a period of not less than ten (10) years) an amount equal to Tenant’s Operating Proportionate Share of the reasonable annual amortization of such cost (together with interest thereon).

Section 26.05                          Landlord shall furnish to Tenant, prior to the commencement of each Operating Year or Tax Year, as the case may be, a written statement setting forth Landlord’s reasonable estimate of the Tax Payment or the Operating Payment, as the case may be, and in the case of any Operating Year, pursuant to Section 26.03 hereof, and, in case of any Tax Year, pursuant to Section 26.02 hereof. Tenant shall pay to Landlord on the first day of each month during such Operating Year or Tax Year, as the case may be, an amount equal to one-twelfth of Landlord’s reasonable estimate of the Operating Payment for such Operating Year or the Tax Payment for such Tax Year. If, however, Landlord shall furnish any such estimate for an Operating Year or a Tax Year subsequent to the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section in respect of the last month of the preceding Operating Year or Tax Year; (b) promptly after such estimate is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of the Operating Payment or Tax Payment previously made for such Operating Year or Tax Year, as the case may be, were greater or less than the installments of the Operating Payment or Tax Payment to be made for such Operating Year or Tax

Year in accordance with such estimate, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within ten (10) days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall promptly refund to Tenant the amount thereof; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Operating Year or Tax Year, as the case may be, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Operating Payment or Tax Payment, as the case may be, shown on such estimate.

Section 26.06                               Landlord shall furnish to Tenant an Escalation Statement for each Operating Year and for each Tax Year. If the Escalation Statement shall show that the sums paid by Tenant under Section 26.05 exceeded the Tax Payment or Operating Payment to be paid by Tenant for such Tax Year or Operating Year, as the case may be, Landlord shall promptly refund to Tenant the amount of such excess; and if the Escalation Statement for such Tax Year or Operating Year, as the case may be, shall show that the sums so paid by Tenant were less than the Tax Payment or Operating Payment, as the case may be, to be paid by Tenant for such Tax Year or Operating Year, Tenant shall pay the amount of such deficiency within ten (10) days after demand therefor.

Section 26.07                          In case the Real Estate Taxes for any Tax Year or part thereof shall be reduced during the term hereof after Tenant shall have paid Tenant’s Tax Proportionate Share of any increase thereof in respect of such Tax Year pursuant to Section 26.06 hereof, Landlord shall credit or refund to Tenant Tenant’s Tax Proportionate Share of the refund of such taxes received by Landlord. If, after an Escalation Statement has been sent to Tenant during the term hereof, the assessed valuation which had been utilized in determining the Real Estate Base Tax is reduced (as a result of settlement, final determination of legal proceedings or otherwise), then, and in such event (a) the Real Estate Tax Base shall be retroactively adjusted to reflect such reduction and (b) all retroactive additional rent resulting from such retroactive adjustment shall be forthwith payable when billed by Landlord. Landlord shall send to Tenant a statement setting forth the basis for such retroactive adjustment and additional rent payments.

Section 26.08                          Intentionally deleted.

Section 26.09                          Payments shall be made pursuant to this Article 26 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the Expiration Date and any delay or failure of Landlord in billing any additional rent provided for in this Article 26 shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such additional rent hereunder.

Section 26.10                          Provided that Tenant is not in default hereunder, if Tenant’s Operating Payment increases by more than five percent (5%) from one Operating Year to the next Operating Year, then, within sixty (60) days after the submission of the Escalation Statement indicating such increase, Landlord shall allow Tenant or Tenant’s agents, upon ten (10) business days advance notice to Landlord, to examine, during Business Hours at Landlord’s office where such records are kept, such books purchase orders, invoices, payrolls and other records in Landlord’s possession as may be reasonably necessary in order to permit Tenant to verify the information set forth in such Escalation Statement with respect to Operating Expenses (an “Audit”); provided, however, that if any tenant in the Building has conducted an Audit covering the time period Tenant intends to audit and Landlord furnishes a copy of the results of such Audit to Tenant, then Tenant shall have no rights to conduct an Audit for such time period. Any such Audit may only be conducted by an independent, nationally-recognized accounting firm approved by Landlord that is not being compensated by Tenant on a contingency fee basis. Tenant and its agents shall keep all information which they are shown in connection with any Audit confidential and shall not reveal the same to any third party except as may be required by law. Landlord shall have the right to precondition any verification right provided hereunder upon the execution by Tenant and the person conducting such Audit of a confidentiality agreement in such form as required by Landlord. Tenant shall deliver to Landlord a copy of the results of such Audit within fifteen (15) days after completion or receipt by Tenant of such results. In the event that Tenant fails to initiate such Audit within said sixty (60) day period, Tenant shall have no further right to challenge or contest the accuracy of the applicable Escalation Statement. No assignee of the Tenant named herein shall have any right to conduct an Audit for any period during which such assignee was not in possession of the Premises and no subtenant shall have any right to conduct an Audit. Within ten (10) days after demand therefor, Tenant shall reimburse Landlord for the reasonable costs of Landlord’s personnel and representatives who are involved in such Audit.

Section 26.11                          In no event shall (x) the Fixed Rent under this Lease (exclusive of the additional rent under this Article) be reduced by virtue of this Article or (y) Tenant be entitled to a credit against the payment of any additional rent that may be due under this Lease (including this Article 26) by reason of the fact that (i) Operating Expenses in any Operating

Year are less than Base Year Operating Expenses and/or (ii) Real Estate Taxes for any Tax Year are less than the Real Estate Tax Base.

ARTICLE 27

Subordination

Section 27.01                          This Lease is subject and subordinate in all respects to all ground leases and/or underlying leases now or hereafter covering the real property or any portion thereof of which the Premises form a part and to all mortgages and trust indentures which may now or hereafter be placed on or affect such leases and/or the real property of which the Premises form a part, or any part or parts of such real property, and/or Landlord’s interest therein, and to each advance made and/or hereafter to be made under any such mortgages, or indentures and to all renewals, modifications, consolidations, increases, recastings, replacements, extensions and substitutions of and for such ground leases and/or underlying leases and/or mortgages or indentures (each lease or mortgage to which this Lease shall be subject and subordinate pursuant to the provisions hereof being respectively herein called a “superior lease” or a “superior mortgage”). This Section 27.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute, at its sole cost and expense, and deliver promptly any certificate that Landlord and/or any lessor under any superior lease and/or any holder of any superior mortgage and/or their respective successors in interest may request.

Section 27.02                               In the event of any act or omission of Landlord that would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not be entitled to exercise such right:

(a)                                  unless and until Tenant has given prompt written notice of such act or omission to the lessor under each superior lease and the holder of each superior mortgage, whose name and address shall previously have been furnished to Tenant in writing; and

(b)                                 unless such act or omission shall be one which is not capable of being remedied by Landlord or such lessor or such holder within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when the lessor under such superior lease or the holder of such superior mortgage shall have become entitled under such lease or such mortgage, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such lessor or such holder shall with due diligence give Tenant written notice of intention to, and commence and continue to remedy such act or omission.

Section 27.03                               Tenant covenants that neither the termination of any superior lease or any superior mortgage, nor the institution of any suit, action or other proceeding by the lessor under any such superior lease or the holder of any such superior mortgage to recover possession of the Premises leased or mortgaged under any such superior lease or any such superior mortgage or to realize on the mortgagor’s interest under any such superior mortgage in any such superior lease (provided that Tenant is not otherwise disturbed by the lessor under any such superior lease or the holder of any such superior mortgage) shall, by operation of law or otherwise, result in the cancellation or termination of this Lease or the obligations of Tenant hereunder. If the lessor under any superior lease or the holder of any superior mortgage, or the purchaser upon any foreclosure sale relating to such superior mortgage, or any designee of such lessor or such holder shall succeed to the rights of Landlord under this Lease, whether through possession, or any action or proceeding relating to the termination of such superior lease, or foreclosure action or delivery of a new lease or deed, then, at the request of such party so succeeding to Landlord’s rights (such party being sometimes herein called a “successor landlord”) and upon such successor landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such successor landlord as Tenant’s landlord under this Lease, and shall promptly execute and deliver, at Tenant’s sole expense, any instrument that such successor landlord may reasonably request to evidence such attornment and none of the above-described successions shall, by operation of law or otherwise, result in the cancellation or termination of this Lease (unless specific action is taken by such successor landlord to terminate this Lease) or the obligations of Tenant. In the event successor landlord requests Tenant to execute an attornment, Tenant shall acquire no rights with respect to said successor landlord until the attornment has been executed. Upon such attornment, this Lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease, except that the successor landlord shall not:

(a)                                  be liable for any previous act or omission of Landlord under this Lease;

(b)                                 be subject to any offset, not expressly provided for in this Lease, which shall have theretofore accrued to Tenant against Landlord; or

(c)                                  be bound by any previous modification of this Lease, not expressly provided for in this Lease, or by any previous prepayment of more than one month’s Fixed Rent or additional rent, unless such modification or prepayment shall have been expressly approved in writing by the lessor under the superior lease or the holder of the superior mortgage through or by reason of which the successor landlord shall have succeeded to the rights of Landlord under this Lease.

Section 27.04                          In the event of termination, cancellation, re-entry or dispossess by Landlord or a successor landlord under this Lease Tenant shall, at Landlord’s or the successor landlord’s request, execute an assignment by Tenant to Landlord or the successor landlord of Tenant’s interest as sublessor under any subleases to this Lease.

At Landlord’s or successor landlord’s option, sublessee shall attorn to Landlord or the successor landlord and upon such attornment, the sublease shall continue in full force and effect as, or as if it were, a direct lease between Landlord or the successor landlord and sublessee upon all the terms, conditions and covenants set forth in, at Landlord’s or successor landlord’s option, the Lease or the sublease, except that Landlord or the successor landlord shall not:

(a)                        be liable for any previous act or omission of sublessor under the sublease;

(b)                       be subject to any offset, which shall have theretofore accrued to sublessee against sublessor; or

(c)                        be bound by any previous modification of the sublease, not expressly provided for in the sublease, or by any previous prepayment of more than one month’s Fixed Rent or additional rent, unless such modification or prepayment shall have been expressly approved in writing by the Landlord under the Lease, the lessor under the superior lease or the holder of the superior mortgage through or by reason of which the successor landlord shall have succeeded to the rights of sublessor under the sublease, as the case may be.

In the event that Landlord or a successor landlord, as the case may be, does not request Tenant to assign its interest in the sublease or have sublessee attorn to Landlord or the successor landlord, as the case may be, then Landlord or successor landlord, as the case may be, shall have the right to terminate the sublease immediately at any time after termination or cancellation of this Lease or re-entry or dispossess by Landlord or a successor landlord under this Lease.

All subleases made in accordance with this Lease shall be subject to the above provision.

Section 27.05         In the event the holder of any mortgage or the lessor of any lease (present or future) relating to the Premises and/or this Lease requests that (a) this Lease and Tenant’s rights hereunder be made superior, rather than subordinate, to such mortgage or lease and/or (b) Tenant enter into a subordination non-disturbance and attornment agreement, then Tenant, within ten (10) days after written request, will execute and deliver without charge such agreement(s) in such form(s) acceptable to the holder of such mortgage or lessor of such lease. In any instance where the consent of any holder of any superior lease or superior mortgage is required to be given in connection with any matter relating to this Lease, Landlord shall not be required to give its consent to such matter unless and until such required consent is given and Landlord shall not be found to have unreasonably withheld its consent if such required consent is withheld by any superior lease or superior mortgage.

Section 27.06          If Tenant fails to execute and deliver any documents as and when required by this Article 27, then, notwithstanding any other provision of this Lease, without the requirement of notice from Landlord such failure will constitute a default under this Lease beyond any applicable grace period, entitling Landlord to the same rights and remedies as if such default were with respect to nonpayment of Fixed Rent.

ARTICLE 28

Miscellaneous

Section 28.01          Notwithstanding anything contained in this Lease to the contrary, Tenant covenants and agrees that Tenant will not use the Premises or any part thereof, or permit the Premises or any part thereof to be used,

(i)            for a banking, trust company, or safe deposit business,

(ii)           as a savings bank, or as a savings and loan association, or as a loan company,

(iii)          for the sale of travelers checks and/or foreign exchange, or as a tourist or travel agency,

(iv)          as a stock brokerage office or for stock brokerage purposes or for the underwriting of securities,

(v)           as a newsstand, employment agency, office for a labor union, classroom or school,

(vi)          as a restaurant and/or bar and/or for the sale of confectionery and/or soda and/or beverages and/or sandwiches and/or ice cream and/or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever,

(vii)         as offices for any government or any department, commission, subdivision or agency thereof,

(viii)        as offices for political or lobbying activities (i.e., persons or organizations principally engaged in efforts to influence legislation or governmental action), or

(ix)           for any other use or purpose that involves direct patronage of the general public.

Section 28.02         Tenant hereby represents, covenants and agrees that Tenant’s business is not photographic reproductions and/or documentary reproductions and/or offset printing. Notwithstanding anything contained in this Lease to the contrary, Tenant covenants and agrees that Tenant will not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, for the business of photographic reproductions and/or documentary reproductions and/or offset printing. Nothing contained in this Section 28.02 shall preclude Tenant from using any part of the Premises for photographic reproductions and/or documentary reproductions and/or offset printing in connection with, either directly or indirectly, its own business and/or activities.

Section 28.03         If, in connection with obtaining financing for the Building, a banking, insurance or other recognized institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

Section 28.04         If, at any time during the last month of the term of this Lease, Tenant shall have removed all or substantially all of Tenant’s property from the Premises, Landlord may, and Tenant hereby irrevocably grants to Landlord a license to, immediately enter and alter, renovate and redecorate the Premises, without limitation, diminution or abatement of rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this Lease.

Section 28.05         Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot which such floor was designed to carry and such load shall be placed by Tenant, at Tenant’s expense, so as to properly distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient in Landlord’s judgment to absorb and prevent vibration, noise and annoyance. If the Premises be or become infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, employees, visitors or licensees, Tenant shall at Tenant’s expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be approved by Landlord.

Section 28.06         If Landlord shall consent to the omission or removal of any part of, or the insertion of any door or other opening in, any wall separating the Premises from adjoining space leased to another tenant, then (i) Tenant shall be responsible for all risk of damage to, or loss or theft of, property arising as an incident to such omission or removal or the use of such door or other opening, or because of the existence thereof, and shall indemnify and save Landlord harmless from and against any claim, demand or action for, or on account of, any such loss, theft or damage, and (ii) in the event of the termination of this Lease or the lease of said other tenant, Landlord may enter the Premises and Landlord, at Tenant’s expense, may close up any door or other opening by erecting a wall to match the wall separating the Premises from said adjoining space, and Tenant shall not be entitled to any diminution or abatement of rent or other compensation by reason thereof; provided, however, that nothing herein contained shall be deemed to vest Tenant with any right or interest in, or with respect to, said adjoining space, or the use thereof, and Tenant hereby expressly waives any right to be made a party to, or to be served with process or other notice under or in connection with, any proceeding or action which may hereafter be instituted by Landlord for the recovery of the possession of said adjoining space.

Section 28.07          Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal, court officer or other person entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant’s property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

Section 28.08         Tenant shall not be entitled to exercise any right of termination, cancellation, or any other option granted to it by this Lease at any time when Tenant is in default in the performance or observance of any of Tenant’s obligations hereunder.

Section 28.09          Tenant shall not place or permit to be placed any vending machines in the Premises, except with the prior written consent of Landlord in each instance, not to be unreasonably withheld or delayed.

Section 28.10         Tenant shall not occupy any space in the Building (by assignment, sublease or otherwise) other than the Premises hereby demised, except with the prior written consent of Landlord in each instance.

Section 28.11          Tenant will not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned, in violation of Section 202 of the Labor Law or the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

Section 28.12          Tenant represents that it has not dealt with any person or broker in connection with this Lease other than CB RICHARD ELLIS, INC. (the “Broker”) and agrees to defend, indemnify and hold harmless Landlord, its agents and employees, from any loss, liability, costs, damages and expenses (including without limitation attorney’s fees and disbursements) suffered by Landlord through any breach of this representation, or in connection with the claim of any other person or broker alleging to have dealt with Tenant with respect to this Lease.

Section 28.13         The term “Landlord” as used in this Lease means only the owner, or the mortgagee in possession, for the time being, of the Land and Building (or the owner of a lease of the Building or the Land and Building), so that in the event of any sale or sales of the Land and Building or of said lease, or in the event of a lease of the Building, or of the Land and Building, the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Building, or of the Land and Building, that the purchaser or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. No general or limited partner or shareholder of Landlord (including any assignee or successor of Landlord) or other holder of any equity interest in Landlord shall be personally liable for the performance of Landlord’s obligations under this Lease. The liability of Landlord (including any assignee or successor of Landlord) for Landlord’s obligations under this Lease shall be limited to Landlord’s interest in the Land and Building and Tenant shall not look to any of Landlord’s other assets in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations. Landlord reserves the right, at any time, to convert the Building and or Land to condominium ownership, and upon such conversion, (i) this Lease shall be subject and subordinate to the applicable condominium documents and (ii) the owner of the unit or units of which the Premises forms a part shall be deemed to be the Landlord hereunder.

Section 28.14          The submission by Landlord of the Lease in draft form shall be deemed submitted solely for Tenant’s consideration and not for acceptance and execution. Such submission shall have no binding force or effect and shall confer no rights nor impose any obligations, including brokerage obligations, on either party unless and until both Landlord and Tenant shall have executed the Lease and duplicate originals thereof shall have been delivered to the respective parties.

Section 28.15          Intentionally deleted.

Section 28.16          Tenant covenants to pay any occupancy or rent tax now in effect or hereafter enacted if the same applies to Tenant’s leasing of the Premises. Alternatively, Tenant shall pay to Landlord upon demand as additional rent any occupancy tax or rent tax now in effect or hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord.

Section 28.17         Tenant hereby represents and warrants to Landlord that it is duly formed and in good standing, and has full corporate or partnership power and authority, as the case may be, to enter into this Lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation enforceable in accordance with its terms. Tenant shall provide Landlord with corporate resolutions or other proof in a form acceptable to Landlord, authorizing the execution of the Lease at the time of such execution. Tenant hereby represents to Landlord that it is not entitled, directly or indirectly, to diplomatic or sovereign immunity.

Section 28.18         Tenant acknowledges that is has no rights to any development rights, “air rights” or comparable rights appurtenant to the Land and/or Building, and consents, without further consideration, to any utilization of such rights by Landlord and agrees to promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent, provided same does not prevent occupancy of the Premises by Tenant in the manner provided herein. The provisions of this Section 28.18 shall be deemed to be and shall be construed as an express waiver by Tenant of any interest Tenant may have as a “party in interest” (as such quoted term is defined in Section 12-10 Zoning Lot of the Zoning Resolution of the City of New York) in the Land and/or Building.

Section 28.19         Tenant hereby represents and warrants to Landlord that:

(a)          it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United State Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control;

(b)         it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation; and

(c)          neither Tenant nor any person, group, entity or nation who owns any direct or indirect beneficial interest in Tenant or any of them is in violation of any anti-money laundering or anti-terrorism statue, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56 (commonly known as the USA PATRIOT Act) and the related regulations issued thereunder, including, without limitation, temporary regulations, all as amended from time to time.

Tenant hereby agrees to defend, indemnify, and hold harmless Landlord and its respective partners, lenders, shareholders, directors, officers, agents and employees from and against any and all claims, damages, losses, liabilities and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing representations.

ARTICLE 29

Layout and Finish

Section 29.01          Tenant shall, at Tenant’s sole expense, and as part of Tenant’s Changes, perform all the work (Tenant’s Work) in the Premises necessary for Tenant’s occupancy thereof, including, but not limited to all work as may be necessary to comply with all applicable laws (including without limitation, the Americans with Disabilities Act) or regulations and otherwise, subject to the provisions of this Lease.

ARTICLE 30

Insurance

Section 30.01         Tenant covenants, at its expense, to provide prior to entry upon the Premises and to keep in force and effect during the term of this Lease or Tenant’s occupancy of the Premises (whichever is longer): (1) commercial general liability insurance with respect to the Premises and its Appurtenances on an occurrence basis against claims for bodily injury and property damage with minimum limits of liability in amount of Five Million and 00/100 Dollars ($5,000,000.00) combined single limit for bodily injury and property damage (including coverage for all operations of Tenant, products/completed operations, independent contractors, broad form property damage, personal injury liability and contractual liability coverage); (2) if the nature of Tenant’s business is such as to place all or any of its employees under workers’ compensation or similar statutes, workers’ compensation or similar insurance affording statutory coverage and containing statutory limits; and (3) all-risk property damage insurance (replacement cost coverage), including theft or attempted theft of, Tenant’s Property and any appurtenances within the Premises. Tenant agrees to deliver to Landlord, at least thirty (30) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least thirty (30) days prior to the expiration of any such policy, either an original policy or a certificate of insurance procured by Tenant in compliance with its obligations hereunder, together with evidence of payment therefor. Tenant’s Certificate of Insurance shall confirm that any parties included for coverage as additional insureds shall be afforded thirty (30) days advance notice from the insurer prior to cancellation of the policy. Workers’ compensation insurance provided for in this Section may be procured by Tenant’s contractors. Tenant will also furnish Landlord with evidence that Tenant’s contractors performing any Tenant’s Changes or other work in the Building are covered by insurance in amounts and of the types which are appropriate, in Landlord’s judgment, to the size and scope of Tenant’s Changes.

Section 30.02          All the aforesaid insurance shall be issued in the name of Tenant and Tenant’s commercial general liability policy shall cover Landlord (and any designee(s) of Landlord) as additional insureds, except for claims arising solely from the activities of the additional insureds. All the aforesaid insurance shall be written by one (1) or more responsible insurance companies reasonably approved by Landlord and licensed to do business in New York State; all such insurance may be carried under a blanket policy covering the Premises and any other of Tenant’s locations and shall contain endorsements that: (1) Tenant shall be solely responsible for payment of premiums and that Landlord (or its designee(s)) shall not be required to pay any premiums for such insurance; and (2) Tenant’s commercial general liability insurance shall be primary with any coverage provided by Landlord as excess and non-contributory. The minimum limits of the commercial general liability policy of insurance shall in no way limit or diminish Tenant’s liability under Section 5.01(k) hereof.

Section 30.03         The minimum limits of the commercial general liability policy of insurance shall be subject to increase at any time, and from time to time, after the commencement of the fifth (5th) year of the term hereof if Landlord in the exercise of its reasonable judgment shall deem the same necessary for adequate protection. Within thirty (30) days after demand therefor by Landlord, Tenant shall furnish Landlord with evidence that such demand has been complied with. In case Tenant disputes the reasonableness of Landlord’s demand, the parties agree to submit the question of the reasonableness of such demand for decision to the Chairman of the Board of Directors of the Management Division of The Real Estate Board of New York, Inc., or to such impartial person or persons as he may designate whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any such demand by Landlord shall be deemed waived unless the same shall be asserted by Tenant by service of a notice in writing upon Landlord within ten (10) days after the giving of Landlord’s demand therefor.

ARTICLE 31

Security Deposit

Section 31.01          Intentionally deleted.

ARTICLE 32

GUARANTY

Section 32.01          Landlord and Tenant acknowledge and agree that HALLMARK CARDS, INCORPORATED (Guarantor) is guarantying the obligations of Tenant under this Lease pursuant to a Guaranty in the form attached hereto as Exhibit E and executed and delivered by Guarantor to Landlord concurrently herewith.

ARTICLE 33

Quiet Enjoyment

Section 33.01         Landlord covenants that if and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Premises without hindrance or molestation by Landlord or by any other person lawfully claiming the same, subject to the covenants, agreements, terms, provisions and conditions of this Lease and to the ground leases and/or underlying leases and/or mortgages to which this Lease is subject and subordinate, as hereinbefore set forth.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

PARAMOUNT GROUP, INC., as Agent for 1325 AVENUE OF THE AMERICAS, L. P. (Landlord)

By:	/s/ Roger S. Newman
Name: Roger S. Newman
Title: Senior Vice President

CROWN MEDIA UNITED STATES, LLC

By:	/s/ Brian Stewart
Name: Brian Stewart
Title: EVP/CFO

TENANT

State of California	)
	)	ss.:
County of Los Angeles	)

On the 11th day of September in the year 2008 before me, the undersigned, a Notary public in and for said State, personally appeared Brian Stewart personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ J. Hanchey
Notary Public

SEAL